UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) October 29, 2004

                      CONSOLIDATED CAPITAL PROPERTIES IV
            (Exact name of Registrant as specified in its charter)


            California                0-11002                 94-2768742
      (State or other jurisdiction  (Commission            (I.R.S. Employer
           of incorporation         File Number)        Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Acquisition or Disposition of Assets

On October 29, 2004 the Registrant sold one of its investment properties, Nob Hill Villa Apartments, located in Nashville, Tennessee to Nashville NH Apartments, a Tennessee general partnership, a third party, for $10,700,000. The sales price was determined based on the fair market value of the investment property.

On October 29, 2004 the Registrant sold one of its investment properties, Briar Bay Racquet Club Apartments, located in Miami, Florida to Victoria Real Estate Management, Inc., a third party, for approximately $20,254,000. The sales price was determined based on the fair market value of the investment property.

In accordance with the Restated Certificate and Agreement of Limited Partners of the Registrant, the Registrant used a portion of the sales proceeds to repay loans from an affiliate of the general partner. The Registrant is evaluating whether any portion of the net proceeds will be distributed to the Registrant's partners.

Item 9.01   Financial Statements and Exhibits

(b) Pro forma financial information.

The following unaudited pro forma consolidated balance sheet and statements of operations reflect the operations of the Registrant as if Nob Hill Villa and Briar Bay Racquet Club Apartments had been sold on January 1, 2003.

The pro forma consolidated financial statements do not project the Registrant's results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Registrant's 2003 Annual Report on Form 10-KSB.


                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                  June 30, 2004


All other assets                                           $ 6,615
Investment properties, net                                  26,181

      Total Assets                                         $32,796

All other liabilities                                      $ 4,709
Mortgage notes payable                                      59,177
Partners' deficit                                          (31,090)
      Total Liabilities and Equity                         $ 32,796






                PRO FORMA CONSOLIDTED STATEMENTS OF OPERATIONS
                     (in thousands, except per unit data)


                                           Six Months Ended       Year Ended
                                               June 30,          December 31,
                                                 2004                2003

Total revenues                                  $ 9,099            $ 17,836
Total expenses                                    7,911              16,474

Net income                                      $ 1,188             $ 1,362

Net income per limited partnership unit          $ 3.47             $ 3.97


(c) Exhibits.

      10.104 Purchase and Sale Contract between Briar Bay Associates, Ltd., a Texas limited partnership, as Seller, and Victoria Real Estate Management, Inc., a Florida corporation, as Purchaser, effective September 13, 2004. (Incorporated by reference to Form 8-K dated September 13, 2004.)


   The following exhibits are filed with this report (1):


10.105      Purchase and Sale Contract between Nob Hill Villa Apartments
                  Associates, L.P., a Tennessee limited partnership, as Seller, and DAMA Realty Investors, LLC, a New York limited liability company, as Purchaser, effective August 18, 2004.

10.106 Assignment and Assumption of Real Estate Sale Agreement between The DAMA Realty Investors, LLC and Nob Hill General Partnership, dated August 18, 2004.


   (1) Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                CONSOLIDATED CAPITAL PROPERTIES IV


                                By: CONCAP EQUITIES, INC.
                                    Corporate General Partner


                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                             Date: November 3, 2004

                                                                  Exhibit 10.105

                           PURCHASE AND SALE CONTRACT



                                      AMONG



                       CHELSEA PLACE LIMITED PARTNERSHIP,
                        a Tennessee limited partnership,

                 SHELTER PROPERTIES III LIMITED PARTNERSHIP,
                  a South Carolina limited partnership, and

                 NOB HILL VILLA APARTMENTS ASSOCIATES, L.P.,
                         a Tennessee limited partnership



                                   AS SELLERS



                                       AND



                           DAMA REALTY INVESTORS, LLC,
                      a New York limited liability company



                                  AS PURCHASER

                                Table of Contents

                                                                            Page


ARTICLE I DEFINED TERMS......................................................1


ARTICLE II PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT.......................8

      2.1   Purchase and Sale................................................8
      2.2   Purchase Price and Deposit.......................................8
      2.3   Escrow Provisions Regarding Deposit..............................9

ARTICLE III FEASIBILITY PERIOD..............................................10

      3.1   Feasibility Period..............................................10
      3.2   Expiration of Feasibility Period................................11
      3.3   Conduct of Investigation........................................11
      3.4   Purchaser Indemnification.......................................12
      3.5   Property Materials..............................................12
      3.6   Property Contracts..............................................13

ARTICLE IV TITLE, SURVEY AND ENVIRONMENTAL..................................14

      4.1   Title Documents.................................................14
      4.2   Survey..........................................................14
      4.3   Environmental...................................................15
      4.4   Objection and Response Process..................................15
      4.5   Permitted Exceptions............................................16
      4.6   Existing Deed of Trust..........................................16
      4.7   Assumed Encumbrances............................................16
      4.8   Purchaser Financing.............................................19

ARTICLE V CLOSING...........................................................19

      5.1   Closing Date....................................................19
      5.2   Seller Closing Deliveries.......................................19
      5.3   Purchaser Closing Deliveries....................................20
      5.4   Closing Prorations and Adjustments..............................21
      5.5   Post Closing Adjustments........................................25

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER...........26

      6.1   Seller's Representations........................................26
      6.2   AS-IS...........................................................27
      6.3   Survival of Seller's Representations............................28
      6.4   Definition of Seller's Knowledge................................28
      6.5   Representations And Warranties Of Purchaser.....................28

ARTICLE VII OPERATION OF THE PROPERTIES.....................................29

      7.1   Leases and Property Contracts...................................29
      7.2   General Operation of Property...................................30
      7.3   Liens...........................................................30

ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING................................30

      8.1   Purchaser's Conditions to Closing...............................30
      8.2   Sellers' Conditions to Closing..................................31

ARTICLE IX BROKERAGE........................................................32

      9.1   Indemnity.......................................................32
      9.2   Broker Commission...............................................32
      9.3   Broker Signature Page...........................................32

ARTICLE X DEFAULTS AND REMEDIES.............................................32

      10.1  Purchaser Default...............................................32
      10.2  Seller Default..................................................33

ARTICLE XI RISK OF LOSS OR CASUALTY.........................................34

      11.1  Major Damage....................................................34
      11.2  Minor Damage....................................................35
      11.3  Repairs.........................................................35

ARTICLE XII EMINENT DOMAIN..................................................35

      12.1  Eminent Domain..................................................35

ARTICLE XIII MISCELLANEOUS..................................................36

      13.1  Binding Effect of Contract......................................36
      13.2  Exhibits And Schedules..........................................36
      13.3  Assignability...................................................36
      13.4  Binding Effect..................................................36
      13.5  Captions........................................................36
      13.6  Number And Gender Of Words......................................36
      13.7  Notices.........................................................36
      13.8  Governing Law And Venue.........................................38
      13.9  Entire Agreement................................................39
      13.10 Amendments......................................................39
      13.11 Severability....................................................39
      13.12 Multiple Counterparts/Facsimile Signatures......................39
      13.13 Construction....................................................39
      13.14 Confidentiality.................................................39
      13.15 Time Of The Essence.............................................39
      13.16
            Waiver............................................................40
      13.17 Attorneys Fees..................................................40
      13.18 Time Periods....................................................40
      13.19 1031 Exchange...................................................40
      13.20 No Personal Liability of Officers, Trustees or Directors of
            Seller's Partners...............................................40
      13.21 No Exclusive Negotiations.......................................40
      13.22 ADA Disclosure..................................................40
      13.23 No Recording....................................................40
      13.24 Relationship of Parties.........................................41
      13.25 Dispute Resolution..............................................41
      13.26 AIMCO Marks.....................................................41
      13.27 Non-Solicitation of Employees...................................41
      13.28 Survival........................................................42
      13.29 Multiple Purchasers.............................................42
      13.30 Sellers' Several Obligations....................................42
      13.31 Obligation to Close on all Properties...........................42

ARTICLE XIV LEAD-BASED PAINT DISCLOSURE.....................................43

      14.1  Disclosure......................................................43
      14.2  Consent Agreement - Pre-1978 - Not Certified....................43
      14.3  Consent Agreement - Pre-1978 Certified..........................43
      14.4  Consent Agreement - Pre-1978-LBP, But No LBP Hazards............43

EXHIBIT A-1       LEGAL DESCRIPTION OF CHELSEA PLACE COMMUNITY.............A-1
EXHIBIT A-2       LEGAL DESCRIPTION OF COLONY HOUSE COMMUNITY..............A-2
EXHIBIT A-3       LEGAL DESCRIPTION OF NOB HILL VILLA COMMUNITY............A-3
EXHIBIT B         FORM OF LIMITED WARRANTY DEED............................B-1
EXHIBIT C         FORM OF BILL OF SALE.....................................C-1
EXHIBIT D         GENERAL ASSIGNMENT AND ASSUMPTION........................D-1
EXHIBIT E         ASSIGNMENT AND ASSUMPTION OF LEASES AND
                  SECURITY DEPOSITS........................................E-1
EXHIBIT F         NOTICE TO VENDOR REGARDING TERMINATION
                  OF CONTRACT..............................................F-1
EXHIBIT G         TENANT NOTIFICATION......................................G-1
EXHIBIT H         LEAD-BASED PAINT DISCLOSURE..............................H-1

SCHEDULE A        SELLER INFORMATION SCHEDULE.....................Schedule A-1
SCHEDULE 1.1.29   LIST OF EXCLUDED FIXTURES AND TANGIBLE
                  PERSONAL PROPERTY............................Schedule 1.1.29
SCHEDULE 3.5      LIST OF MATERIALS...............................Schedule 3.5

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT (this "Contract") is entered into as of the 18th day of August, 2004 (the "Effective Date"), by the selling parties identified on Schedule A (the "Seller Information Schedule") having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (individually a "Seller" and collectively "Sellers"), and DAMA Realty Investors, LLC, a New York limited liability company, having a principal address c/o First Management Services, Inc., 333 Union Street, Suite 400, Nashville, TN 37201 ("Purchaser").

      NOW, THEREFORE, in consideration of mutual covenants set forth herein, Sellers and Purchaser hereby agree as follows:

                                    RECITALS

      A.....Each Seller owns the real estate commonly known as and identified by the "Community Name" listed on the Seller Information Schedule and as more particularly described in Exhibits A-1 to A-3 attached hereto and made a part hereof, and the improvements thereon.

      B.....Purchaser  desires to purchase, and each Seller desires to sell, the land, improvements and certain associated property described in this Contract on the terms and conditions set forth below.

ARTICLE I...
                                  Defined Terms

      1.1...Unless otherwise defined herein, any term with its initial letter capitalized in this Contract shall have the meaning set forth in this ARTICLE 1.

1.1.1 "ADA" shall have the meaning set forth in Section 13.22.

1.1.2 "Additional Deposit" shall have the meaning set forth in Section 2.2.2.

1.1.3 "AIMCO" means Apartment Investment and Management Company.

1.1.4 "AIMCO Marks" means all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by a Seller, its Property Manager, or AIMCO in the marketing, operation or use of a Property (or in the marketing, operation or use of any other properties managed by the Property Manager or owned by AIMCO or an affiliate of either Property Manager or AIMCO).

1.1.5 "Applicable Share" means, a fraction, the numerator of which is the Property's Base Purchase Price set forth on the Seller Information Schedule, and the denominator of which is $35,500,000.00.

1.1.6 "Assumed Deed of Trust" means, with respect to an Assumption Property, the deed of trust or mortgage identified on the Seller Information Schedule.

1.1.7 "Assumed Encumbrance" means, with respect to an Assumption Property, all security and related documents in connection with the Loan for an Assumption Property, including the Assumed Deed of Trust.

1.1.8 "Assumed Loan Documents" means, with respect to an Assumption Property, the Note, Assumed Deed of Trust, Assumed Encumbrances and any other documents executed in connection with the Loan for such Assumption Property.

1.1.9  "Assumption  Lender  Fees"  shall have the  meaning  set forth in Section
4.7.5.

1.1.10......"Assumption  Property" means a Property  identified as an Assumption
Property on the Seller Information Schedule for which the Loan and Assumed Loan Documents will be assumed by Purchaser at Closing.

1.1.11......"Base Purchase Price" means the "Base Purchase Price" for a Property set forth on the Seller Information Schedule.

1.1.12......"Broker" shall have the meaning set forth in Section 9.1.

1.1.13......"Business  Day"  means any day other  than a  Saturday  or Sunday or
Federal holiday or legal holiday in the States of Colorado, Texas, or Tennessee.

1.1.14......"Closing"  means  the  consummation  of the  purchase  and  sale and related transactions contemplated by this Contract in accordance with the terms and conditions of this Contract.

1.1.15......"Closing  Date"  means  the date on which  date the  Closing  of the conveyance of the Properties is required to be held pursuant to Section 5.1.

1.1.16......"Code" shall have the meaning set forth in Section 2.3.6.

1.1.17......"Consent  Agreement"  shall have the meaning set forth in Section
14.3.

1.1.18......"Consultants" shall have the meaning set forth in Section 3.1.

1.1.19......"Damage Notice" shall have the meaning set forth in Section 11.1.

1.1.20......"Deed" shall have the meaning set forth in Section 5.2.1.

1.1.21......"Deed  of Trust"  means any deeds of trust  and/or  mortgages  which secure a Note against a Payoff Property.

1.1.22...... "Deposit" means, to the extent actually deposited by Purchaser with
Escrow Agent, the Initial Deposit and the Additional Deposit.

1.1.23......"Environmental  Report"  shall have the meaning set forth in Section
4.3.

1.1.24......"Escrow Agent" shall have the meaning set forth in Section 2.2.1.

1.1.25......"Excluded  Permits"  means,  with  respect to each  Property,  those
Permits which, under applicable law, are nontransferable and such other Permits, if any, as may be designated as Excluded Permits on the Seller Information Schedule.

1.1.26......  "Feasibility  Period"  shall have the meaning set forth in Section
3.1.

1.1.27......"FHA " shall have the meaning set forth in Section 13.22.

1.1.28......"Final  Response  Deadline"  shall have the  meaning  set forth in
Section 4.4.

1.1.29......"Fixtures  and Tangible  Personal  Property" means,  with respect to each Property, all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property located on such Property as of the Effective Date and used or usable in connection with the occupation or operation of all or any part of such Property, but only to the extent transferable. The term "Fixtures and Tangible Personal Property" does not include (a) equipment leased by the applicable Seller and the interest of the applicable Seller in any equipment provided to its Property for use, but not owned or leased by such Seller, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to such Property, or (c) property and equipment owned by the applicable Seller, which in the ordinary course of business of such Property is not used exclusively for the business, operation or management of such Property, or (d) the property and equipment, if any, expressly identified in Schedule 1.1.29 or listed on the Seller Information Schedule as "Excluded FF&E."

1.1.30......"General  Assignment"  shall have the  meaning  set forth in Section
5.2.3.

1.1.31......"Good Funds" shall have the meaning set forth in Section 2.2.1.

1.1.32......"Improvements"  means all buildings and improvements  located on the
Land corresponding to each Property, taken "as is."

1.1.33......"Initial Deposit" shall have the meaning set forth in Section 2.2.1.

1.1.34......"Land" means, with respect to each Property, the corresponding tract of land described on Exhibits A-1 to A-3, and all rights, privileges and appurtenances pertaining thereto.

1.1.35......"LBP   Report"  means,  with  respect  to  a  Property,  the  report identified on the Seller Information Schedule, prepared by the consultant identified therein with respect to lead-based paint.

1.1.36......"Lease(s)" means, with respect to each Property, the interest of the applicable Seller in and to all leases, subleases and other occupancy contracts, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to such Seller's Property and which are in force as of the Closing Date for the applicable Property.

1.1.37......"Leases  Assignment"  shall  have the  meaning  set forth in Section
5.2.4.

1.1.38......"Lender"  means,  with  respect to each  Property,  those  "Lenders"
identified on the Seller Information Schedule, each of whose servicer, if any, also is identified on the Seller Information Schedule.

1.1.39......"Lender  Fees" means, with respect to each Payoff Property, all fees and expenses (including, without limitation, all prepayment penalties and pay-off fees) imposed or charged by each Lender or its counsel in connection with the Loan Payoff, and, to the extent that the Loan Payoff occurs on a date other than as permitted under the applicable Note and Deed of Trust, any amounts of interest charged by the applicable Lender for the period from the Closing Date to the permitted prepayment date. The exact amount of the Lender Fees shall be determined as of the Closing Date.

1.1.40......"Loan" means the indebtedness owing to Lender evidenced by a Note.

1.1.41......"Loan  Approval  Period"  shall  have  the  meaning  set  forth in
Section 4.7.4.

1.1.42......"Loan  Approval  Termination"  shall have the meaning set forth in
Section 4.7.4.

1.1.43......"Loan Assumption  Application" shall have the meaning set forth in
Section 4.7.3.

1.1.44......"Loan  Assumption  Application  Submittal  Deadline"  shall have the meaning set forth in Section 4.7.3.

1.1.45......"Loan  Assumption and Modification" shall have the meaning set forth in Section 4.7.2.

1.1.46......  "Loan  Assumption and Release" shall have the meaning set forth in
Section 4.7.2.

1.1.47......"Loan Balance" shall have the meaning set forth in Section 2.2.3.

1.1.48......"Loan  Payoff"  shall have the meaning set forth in Section  5.4.7 and Section 4.7.2.

1.1.49......"Losses" shall have the meaning set forth in Section 3.4.1.

1.1.50......"Materials" shall have the meaning set forth in Section 3.5.

1.1.51......"Miscellaneous   Property  Assets"  means,   with  respect  to  each
Property, all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of a Property and owned by its respective Seller, excluding, however, with respect to each Property (a) receivables, (b) Property Contracts, (c) Leases, (d) Permits, (e) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (f) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (g) utility and similar deposits, (h) insurance or other prepaid items, (i) such Seller's proprietary books and records, or (j) any right, title or interest in or to the AIMCO Marks. The term "Miscellaneous Property Assets" also shall include all of the applicable Seller's rights, if any, in and to the name "Community Name" identified in the Seller Information Schedule as it relates solely to use in connection with the applicable Property (and not with respect to any other property owned or managed by any Seller, Property Manager, AIMCO, or their respective affiliates).

1.1.52......"Modification" shall have the meaning set forth in Section 4.7.2.

1.1.53......"New  Environmental Report Matters" shall have the meaning set forth in Section 4.3.

1.1.54......"New Survey  Matters" shall have the meaning set forth in Section
4.2.

1.1.55......"New Title  Matters"  shall have the meaning set forth in Section
4.1.

1.1.56......"Note"  means, with respect to each Property, the promissory note(s)
identified in the Seller Information Schedule.

1.1.57......"Objection  Deadline"  shall have the  meaning  set forth in Section
4.4.

1.1.58......"Objection Notice" shall have the meaning set forth in Section 4.4.

1.1.59......"Objections" shall have the meaning set forth in Section 4.4.

1.1.60......"Payoff  Property" means those Properties for which the Loan will be paid off at Closing and identified as a Payoff Property on the Seller Information Schedule.

1.1.61......"Permits"  means,  with respect to each  Property,  all licenses and permits granted by any governmental authority having jurisdiction over such Property and required in order to own and operate such Property.

1.1.62......"Permitted  Exceptions"  shall have the meaning set forth in Section
4.5.

1.1.63......"Prior  Environmental  Report" means, with respect to each Property, the environmental report identified in the Seller Information Schedule.

1.1.64......"Prior  Survey"  means,  with respect to each  Property,  the survey identified in the Seller Information Schedule.

1.1.65......"Prior  Title Documents" means,  with respect to each Property,  the title documents identified in the Seller Information Schedule.

1.1.66......"Property" means (a) the Land and Improvements and all rights of the applicable Seller, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to such Land and Improvements, (b) the right, if any and only to the extent transferable, of such Seller in the Property Contracts, Leases, Permits (other than Excluded Permits), and the Fixtures and Tangible Personal Property related to such Land and Improvements, and (c) the Miscellaneous Property Assets owned by Seller which are located on such Land and Improvements and used in its operation.

1.1.67......"Property  Contracts"  means,  with  respect to each  Property,  all contracts, agreements, equipment leases, purchase orders, maintenance, service, or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of such Property, but only to the extent assignable by their terms or applicable law (including any contracts that are assignable with the consent of the applicable vendor), and not including (a) any national contracts entered into by the applicable Seller, Property Manager, or AIMCO with respect to the applicable Property (i) which terminate automatically upon transfer of such Property by such Seller, or (ii) which such Seller, in Seller's sole discretion, elects to terminate with respect to such Property effective as of the Closing Date, or (b) any property management contract for such Property. Property Contracts shall not include forward or similar long-term contracts to purchase electricity, natural gas, or other utilities, which contracts shall be "Utility Contracts" governed by the provisions of Section 5.4.12.

1.1.68......"Property  Contracts  Notice"  shall have the  meaning  set forth in
Section 3.6.

1.1.69......"Property  Manager"  means  the  current  property  manager  of each
Property.

1.1.70......"Proration  Schedule"  shall have the  meaning  set forth in Section
5.4.1.

1.1.71......"Purchase Price" shall have the meaning set forth in Section 2.2.

1.1.72......"Records  Disposal  Notice"  shall have the  meaning  set forth in
Section 5.4.13.

1.1.73......"Records  Hold  Period"  shall  have  the  meaning  set  forth  in
Section 5.4.13.

1.1.74......"Regional  Property  Manager" means,  with respect to each Property, the individual identified in the Seller Information Schedule.

1.1.75......"Reinstatement  Notice"  shall have the meaning set forth in Section
8.1.

1.1.76......"Remediation" shall have the meaning set forth in Section 14.2.

1.1.77......"Required  Assignment Consent" shall have the meaning set forth in
Section 3.6.

1.1.78......"Required  Loan Fund  Amounts"  shall have the  meaning set forth in
Section 4.7.6.

1.1.79......"Response  Deadline"  shall have the meaning set forth in Section
4.4.

1.1.80......"Response Notice" shall have the meaning set forth in Section 4.4.

1.1.81......"Seller's  Indemnified  Parties"  shall have the meaning set forth in Section 3.4.1.

1.1.82......"Seller Information  Schedule" shall have the meaning set forth in the introductory paragraph.

1.1.83......"Seller's  Property-Related  Files  and  Records"  shall  have the meaning set forth in Section 5.4.13.

1.1.84......"Seller's  Representations"  shall have the  meaning  set forth in
Section 6.1.

1.1.85......"Seller's Representative" means AIMCO.

1.1.86......"Specific  AIMCO  Provisions"  shall have the meaning set forth in
Section 4.7.2.

1.1.87......"Survey" shall have the meaning ascribed thereto in Section 4.2.

1.1.88......"Survival Period" shall have the meaning set forth in Section 6.3.

1.1.89......"Survival Provisions" shall have the meaning set forth in Section
13.28.

1.1.90......"Tenant"  means any person or entity  entitled to occupy any portion of the applicable Property under a Lease.

1.1.91......"Tenant  Deposits" means,  with respect to a Property,  all security deposits, prepaid rentals, cleaning fees and other refundable deposits and fees collected from Tenants, plus any interest accrued thereon, paid by Tenants to the applicable Seller pursuant to its Leases. Tenant Deposits shall not include any non-refundable deposits or fees paid by Tenants to the applicable Seller, either pursuant to the Leases or otherwise.

1.1.92......"Tenant  Security  Deposit Balance" shall have the meaning set forth in Section 5.4.6.2.

1.1.93......"Terminated  Contracts"  shall  have  the  meaning  set  forth  in
Section 3.6.

1.1.94......"Termination  Notice" shall have the meaning set forth in Section
8.1.

1.1.95......"Testing" shall have the meaning set forth in Section 14.2.

1.1.96......"Third-Party   Reports"   means  any   reports,   studies  or  other
information prepared or compiled for Purchaser by any Consultant or other third-party in connection with Purchaser's investigation of a Property.

1.1.97......"Title  Commitment"  shall  have the  meaning  ascribed  thereto  in
Section 4.1.

1.1.98......"Title Documents" shall have the meaning set forth in Section 4.1.

1.1.99......"Title Insurer" shall have the meaning set forth in Section 2.2.1.

1.1.100....."Title Policy" shall have the meaning set forth in Section 4.1.

1.1.101....."Uncollected  Rents"  shall have the meaning set forth in Section
5.4.6.1.

1.1.102....."Updated  Environmental  Report"  shall have the meaning set forth in Section 4.3.

1.1.103....."Updated Survey" shall have the meaning set forth in Section 4.2.

1.1.104....."Updated  Title  Documents"  shall have the  meaning  set forth in
Section 4.1.

1.1.105....."Utility  Contract " shall have the  meaning set forth in Section
5.4.12.

1.1.106....."Vendor   Terminations"  shall  have  the  meaning  set  forth  in
Section 5.2.5.

                                  ARTICLE II..
                 PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

2.1 Purchase and Sale. Each Seller agrees to sell and convey its Property listed on the Seller Information Schedule to Purchaser and Purchaser agrees to purchase such Property from each Seller, all in accordance with the terms and conditions set forth in this Contract.

2.2 Purchase Price and Deposit. The Base Purchase Price for each Property is set forth in the Seller Information Schedule, and, in the case of a Payoff Property, also shall be reduced by the Lender Fees applicable to such Property (the "Purchase Price"). The Purchase Price for each Property shall be paid as follows:

2.2.1 On the Effective Date, Purchaser shall deliver to Fidelity National Title Insurance Company, 1900 West Loop South, Suite 650, Houston, TX 77027, Attn:
Lolly Avant, telephone: (713) 621-9506, facsimile: (713) 623-4406 ("Escrow Agent" or "Title Insurer") an initial deposit (the "Initial Deposit") of
$355,000 by wire transfer of immediately available funds ("Good Funds"). The Initial Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3. The Initial Deposit shall be non-refundable to Purchaser upon and after the Effective Date (other than for Seller's failure to close as required under this Contract and Purchaser's right to terminate set forth in Section 4.4 if Seller is unwilling to cure any material New Title Matters, New Survey Matters or New Environmental Report Matters). The Initial Deposit shall be allocated among the Sellers of the Properties pursuant to the Applicable Share attributable to each of their respective Properties.

2.2.2 On the day that the Feasibility Period expires, Purchaser shall deliver to Escrow Agent an additional deposit (the "Additional Deposit") of $355,000 by wire by transfer of Good Funds. The Additional Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3. The Additional Deposit shall be allocated among the Sellers of the Properties pursuant to the Applicable Share attributable to each of their respective Properties.

2.2.3 At the Closing, subject to Purchaser's obligations under Section 4.7, Purchaser shall, with respect to Assumption Properties, receive a credit against the Purchase Price for such Assumption Property in the amount of the outstanding principal balance of the applicable Note, together with all accrued but unpaid interest (if any) thereon, as of the Closing Date (the "Loan Balance").

2.2.4 The balance of the Purchase Price for each Property shall be paid to and received by Escrow Agent by wire transfer of Good Funds no later than 11:00 a.m. (in the time zone in which Escrow Agent is located) on the Closing Date (or such earlier time as required by any Seller's lender).

2.3   Escrow Provisions Regarding Deposit.

2.3.1 Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of this Contract. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase contracts as Escrow Agent, in its discretion, deems suitable, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit pursuant to this Contract.

2.3.2 Escrow Agent shall hold the Deposit until the earlier occurrence of (i) the Closing Date, at which time the Deposit shall be applied against the Purchase Price for each Property, or (ii) the date on which Escrow Agent shall be authorized to disburse the Deposit as set forth in Section 2.3.3. The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.

2.3.3 If the Deposit has not been released earlier in accordance with Section 2.3.2, and Purchaser or Seller's Representative makes a written demand upon Escrow Agent for payment of the Deposit, Escrow Agent shall give written notice to the other parties of such demand. If Escrow Agent does not receive a written objection from another party to the proposed payment within 5 Business Days after the giving of such notice, Escrow Agent is hereby authorized to make such payment (subject to Purchaser's obligation under Section 3.5.2 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit to Purchaser if Purchaser is entitled to the return of the Deposit under this Contract). If Escrow Agent does receive such written objection within such 5-Business Day period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or a final judgment or arbitrator's decision. However, Escrow Agent shall have the right at any time to deposit the Deposit and interest thereon, if any, with a court of competent jurisdiction in the state in which a Property is located. Escrow Agent shall give written notice of such deposit to Seller's Representative and Purchaser. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder. Sellers hereby appoint Seller's Representative to give and receive notices to Escrow Agent regarding the Deposit.

2.3.4 The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of any of the parties for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Contract or involving gross negligence. Sellers and Purchaser jointly and severally shall indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney's fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Contract or involving gross negligence on the part of the Escrow Agent.

2.3.5 The parties shall deliver to Escrow Agent an executed copy of this Contract, which shall constitute the sole instructions to Escrow Agent. Escrow Agent shall execute the signature page for Escrow Agent attached hereto with respect to the provisions of this Section 2.3; provided, however, that (a) Escrow Agent's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Sellers, and the same shall become fully effective upon execution by Purchaser and Sellers, and (b) the signature of Escrow Agent will not be necessary to amend any provision of this Contract other than this Section 2.3.

2.3.6 Escrow Agent, as the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code including, but not limited to, the tax reports required pursuant to Section 6045 of the Code. Further, Escrow Agent agrees to indemnify and hold Purchaser, Sellers, and their respective attorneys and brokers harmless from and against any Losses resulting from Escrow Agent's failure to file the reports Escrow Agent is required to file pursuant to this section.

2.3.7 The provisions of this Section 2.3 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deeds to Purchaser.

ARTICLE III.
                               FEASIBILITY PERIOD

3.1 Feasibility Period. Subject to the terms of Sections 3.3 and 3.4 and the right of Tenants under the Leases, from the Effective Date to and including the date which is 45 days after the Effective Date (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, "Consultants") shall have the right from time to time to enter onto the Properties:

3.1.1 To conduct and make any and all customary studies, tests, examinations, inquiries, and inspections, or investigations (collectively, the "Inspections") of or concerning the Properties (including, without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys);

3.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Properties;

3.1.3 To  ascertain   and  confirm  the   suitability   of  the  property  for
Purchaser's intended use of the Properties; and

3.1.4 To review the Materials at Purchaser's sole cost and expense.

3.2 Expiration of Feasibility Period. If the results of any of the matters referred to in Section 3.1 appear unsatisfactory to Purchaser for any reason or if Purchaser elects not to proceed with the transaction contemplated by this Contract for any other reason, or for no reason whatsoever, in Purchaser's sole and absolute discretion, then Purchaser shall have the right to terminate this Contract in its entirety with respect to all Properties (but not in part with respect to less than all Properties) by giving written notice to that effect to Seller's Representative and Escrow Agent on or before 5:00 p.m. (in the time zone in which the Escrow Agent is located) on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Contract shall terminate and be of no further force and effect subject to and except for the Survival Provisions, and, except as otherwise provided in Section 4.4, Escrow Agent shall forthwith pay the Initial Deposit to Seller. If Purchaser fails to provide Seller's Representative with written notice of termination prior to the expiration of the Feasibility Period in strict accordance with the notice provisions of this Contract, Purchaser's right to terminate under this Section 3.2 shall be permanently waived and this Contract shall remain in full force and effect, the Deposit (including both the Initial Deposit and, when delivered in accordance with Section 2.2.2, the Additional Deposit) shall be non-refundable, and Purchaser's obligation to purchase the
Properties shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 8.1.

3.3 Conduct of Investigation. Purchaser shall not permit any mechanic's or materialmen's liens or any other liens to attach to any Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any Inspections conducted by or for Purchaser. Purchaser shall give notice to the applicable Seller a reasonable time prior to entry onto its Property and shall permit such Seller to have a representative present during all Inspections conducted at its Property. All information made available by any of the Sellers to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its Inspections shall be treated as confidential information by Purchaser, and, prior to the purchase of the Properties by Purchaser, Purchaser shall use its best efforts to prevent its Consultants from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract. The provisions of this Section 3.3 shall survive the termination of this Contract, and if not so terminated shall survive (except for the confidentiality provisions of this Section 3.3) the Closing and delivery of the Deeds to Purchaser.

3.4   Purchaser Indemnification.

3.4.1 Purchaser shall indemnify, hold harmless and, if requested by a Seller (in such Seller's sole discretion), defend (with counsel approved by such Seller) such Seller, together with such Seller's affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, Property Manager, Regional Property Manager, and AIMCO (collectively, including such Seller, "Seller's Indemnified Parties"), from and against any and all damages, mechanics' liens, liabilities, penalties, interest, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys' fees, including the cost of in-house counsel and appeals) (collectively, "Losses") arising from or related to Purchaser's or its Consultant's entry onto such Seller's Property, and any Inspections or other matters performed by Purchaser with respect to such Property during the Feasibility Period or otherwise.

3.4.2 Notwithstanding anything in this Contract to the contrary, Seller's Representative shall have the right, without limitation, to disapprove any and all entries, surveys, tests (including, without limitation, a Phase II environmental study of its Property), investigations and other matters that in such Seller's Representative's reasonable judgment could result in any injury to its Property or breach of any contract, or expose the applicable Seller to any Losses or violation of applicable law, or otherwise adversely affect such Property or such Seller's interest therein. Purchaser shall use best efforts to minimize disruption to Tenants in connection with Purchaser's or its
Consultants' activities pursuant to this Section. No consent by Seller' Representative to any such activity shall be deemed to constitute a waiver by the applicable Seller or assumption of liability or risk by such Seller. Purchaser hereby agrees to restore, at Purchaser's sole cost and expense, each Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this Article 3. Purchaser shall maintain and cause its third party consultants to maintain (a) casualty insurance and comprehensive public liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $1,000,000.00 with respect to property damage, and (b) worker's compensation insurance for all of their respective employees in accordance with the law of the state(s) in which the Properties are located. Purchaser shall deliver proof of the insurance coverage required pursuant to this Section 3.4.2 to Sellers (in the form of a certificate of insurance) prior to the earlier to occur of (i) Purchaser's or Purchaser's Consultants' entry onto any of the Properties, or (ii) the expiration of 5 days after the Effective Date.

3.4.3 The provisions of this Section 3.4 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deeds to Purchaser.

3.5   Property Materials.

3.5.1 Within 5 days after the Effective Date, and to the extent the same exist and are in a Seller's possession or reasonable control (subject to Section 3.5.2), each Seller agrees to make the documents set forth on Schedule 3.5 (the "Materials") relating to its Property available at its Property for review and copying by Purchaser at Purchaser's sole cost and expense. In the alternative, at a Seller's option and within the foregoing 5-day period, such Seller may deliver some or all of its Materials to Purchaser, or make the same available to Purchaser on a secure web site (Purchaser agrees that any item to be delivered by a Seller under this Contract shall be deemed delivered to the extent available to Purchaser on such secured web site). To the extent that Purchaser determines that any of the Materials have not been made available or delivered to Purchaser pursuant to this Section 3.5.1, Purchaser shall notify the applicable Seller and such Seller shall use commercially reasonable efforts to deliver the same to Purchaser within 5 Business Days after such notification is received by such Seller; provided, however, that under no circumstances will the Feasibility Period be extended and Purchaser's sole remedy will be to terminate this Contract pursuant to Section 3.2.

3.5.2 In providing such information and Materials to Purchaser, other than Seller's Representations, each Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded and disclaimed. Any information and Materials provided by any of the Sellers to Purchaser under the terms of this Contract is for informational purposes only and, together with all Third-Party Reports, shall be returned by Purchaser to all applicable Sellers as a condition to return of the Deposit to Purchaser (if Purchaser is otherwise entitled to such Deposit pursuant to the terms of this Contract) if this Contract is terminated for any reason. Purchaser shall not in any way be entitled to rely upon the accuracy of such information and Materials. Purchaser recognizes and agrees that the Materials and other documents and information delivered or made available by Sellers pursuant to this Contract may not be complete or constitute all of such documents which are in a Seller's possession or control, but are those that are readily available to such Seller after reasonable inquiry to ascertain their availability. Purchaser understands that, although each Seller will use commercially reasonable efforts to locate and make available the Materials and other documents required to be delivered or made available by it pursuant to this Contract, Purchaser will not rely on such Materials or other documents as being a complete and accurate source of information with respect to such Seller's Property, and will instead in all instances rely exclusively on its own Inspections and Consultants with respect to all matters which it deems relevant to its decision to acquire, own and operate the Properties.

3.5.3 The provisions of this Section 3.5 shall survive the Closing and delivery of the Deed to Purchaser.

3.6 Property Contracts. On or before the expiration of the Feasibility Period, Purchaser may deliver written notice to each Seller (a "Property Contracts Notice") specifying any Property Contracts of such Seller which Purchaser desires to terminate at the Closing (the "Terminated Contracts"); provided that
(a) the effective date of such termination after Closing shall be subject to the express terms of such Terminated Contracts (and, to the extent that the effective date of termination of any Terminated Contract is after the Closing Date, Purchaser shall be deemed to have assumed all of the applicable Seller's obligations under such Terminated Contract as of the Closing Date), (b) if any such Property Contract cannot by its terms be terminated, it shall be assumed by Purchaser and not be a Terminated Contract, and (c) to the extent that any such Terminated Contract requires payment of a penalty or premium for cancellation, Purchaser shall be solely responsible for the payment of any such cancellation fees or penalties. If Purchaser fails to deliver a Property Contracts Notice to a Seller on or before the expiration of the Feasibility Period, there shall be no Terminated Contracts with respect to such Seller (or its Property) and Purchaser shall assume all Property Contracts of such Seller at the Closing. To the extent that any Property Contract to be assumed by Purchaser (including any Property Contracts that, because of advance notice requirements, will be temporarily assumed by Purchaser pending the effective date of termination after the Closing Date) is assignable but requires the applicable vendor to consent to the assignment or assumption of the Property Contract by the applicable Seller to Purchaser, then, prior to the Closing, Purchaser shall be responsible for obtaining from each applicable vendor a consent (each a "Required Assignment Consent") to the assignment of the Property Contract to Purchaser (and the assumption by Purchaser of all obligations under such Property Contract). Purchaser shall indemnify, hold harmless and, if requested by the applicable Seller (in such Seller's sole discretion), defend (with counsel approved by such Seller) such Seller's Indemnified Parties from and against any and all Losses arising from or related to Purchaser's failure to obtain any Required Assignment Consent.

ARTICLE IV..
                         TITLE, Survey and environmental

4.1 Title Documents. Prior to the Effective Date, each Seller caused to be delivered to Purchaser a copy of the prior Title Documents for each Property. Purchaser acknowledges and agrees that delivery of the Prior Title Documents is subject to Section 3.5.2. Purchaser acknowledges receipt of the Prior Title Documents and agrees that it has approved all of the Prior Title Documents. Within 7 calendar days after the Effective Date, each Seller shall cause to be delivered to Purchaser an updated title commitment ("Updated Title Commitment") for each Property in an amount equal to the Property's Base Purchase Price from Title Insurer for an owner's title insurance policy (the "Title Policy") on the most recent standard American Land Title Association form, together with copies of all instruments identified as exceptions therein that were not identified as exceptions in the Prior Title Commitment (together with the Updated Title Commitment, referred to herein as the "Updated Title Documents"). The Prior Title Documents and the Updated Title Documents are hereinafter collectively referred to herein as the "Title Documents". Each Seller shall be responsible for payment of the premium for the Title Policy for its Property, including "extended" coverage. Purchaser shall be solely responsible for payment of any endorsements requested by Purchaser. Any new material matters in the Updated Title Documents that were not disclosed in the Prior Title Documents are hereinafter referred to as the "New Title Matters".

4.2 Survey. Prior to the Effective Date, each Seller caused to be delivered to Purchaser a copy of the Prior Survey for each Property. Purchaser acknowledges receipt of the Prior Surveys and agrees that it has approved the Prior Surveys. Purchaser acknowledges and agrees that delivery of the Prior Surveys is subject to Section 3.5.2. Purchaser desires that all of the Prior Surveys be updated. Within 5 days after the Effective Date, Seller's Representative shall order such updated surveys (the "Updated Survey", and together with the Prior Survey, referred to herein as the "Survey") from the surveyor who prepared the Prior Survey (or from such other surveyor as Seller determines in its reasonable discretion) and each Seller shall pay the cost and expense of the preparation of such updated surveys for its Property. Any new material matters in the Updated Surveys that were not disclosed in the Prior Survey are hereinafter referred to as the "New Survey Matters".

4.3 Environmental. Prior to the Effective Date, each Seller caused to be delivered to Purchaser a copy of the Prior Environmental Report for each Property. Purchaser acknowledges that it has reviewed and approved the Prior Environmental Reports. Purchaser acknowledges and agrees that delivery of the Prior Environmental Reports is subject to Section 3.4.2. Purchaser is required to order Phase I Environmental study for each Assumption Property under Section
4.7.8. To the extent that Purchaser desires that the Prior Environmental Report for the Payoff Property be updated, Purchaser shall request the same in writing to Seller's Representative no later than one (1) Business Day after the Effective Date. The Prior Environmental Report, together with any updated environmental report (the "Updated Environmental Reports") are hereinafter collectively referred to as the "Environmental Reports"). Purchaser shall be solely responsible for the cost and expense of the Updated Environmental Reports. Any new material matters on the Updated Environmental Reports that were not disclosed on the Prior Environmental Reports are hereinafter referred to as the "New Environmental Report Matters."

4.4 Objection and Response Process. On or before the date which is 35 days after the Effective Date (the "Objection Deadline"), Purchaser shall, on a Property-by Property basis, give written notice (the "Objection Notice") to the attorneys for Seller of any material New Title Matters, New Survey Matters or New Environmental Report Matters to which Purchaser objects (the "Objections"). Purchaser acknowledges that it has no right to object to any matters in the Prior Title Documents, the Prior Surveys, or the Prior Environmental Reports, nor to any New Title Matters, New Survey Matters or New Environmental Report Matters that are not material. If Purchaser fails to tender an Objection Notice with respect to a Property on or before the Objection Deadline, Purchaser shall be deemed to have approved and irrevocably waived any objections to any matters covered by the Updated Title Documents, the Updated Surveys and the Updated Environmental Reports. On or before 40 days after the Effective Date (the "Response Deadline"), a Seller who has received an Objection Notice may, in Seller's sole discretion, give Purchaser notice (the "Response Notice") of those Objections which Seller is willing to cure, if any. Sellers shall be entitled to reasonable adjournments of the Closing Date to cure the Objections applicable to any Seller. If a Seller fails to deliver a Response Notice by the Response Deadline, Seller shall be deemed to have elected not to cure or otherwise resolve any matter set forth in the Objection Notice. If Purchaser is dissatisfied with the Response Notice, Purchaser may, as its exclusive remedy, elect by written notice given to Seller's Representative on or before the expiration of the Feasibility Period (the "Final Response Deadline") either (a) to accept the Updated Title Documents, the Updated Surveys and the Updated Environmental Reports with resolution, if any, of the Objections as set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections) and without any reduction or abatement of the Purchase Price, or (b) to terminate this Contract, in which event the Initial Deposit shall be returned to Purchaser (subject to Purchaser's obligation under Section 3.5.2 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Initial Deposit). If Purchaser fails to give notice to terminate this Contract on or before the Final Response Deadline, Purchaser shall be deemed to have elected to approve and irrevocably waived any objections to any matters covered by the Updated Title Documents, the Updated Surveys and the Updated Environmental Reports, subject only to resolution, if any, of the Objections as set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections).

4.5 Permitted Exceptions. The Deed for each Property delivered pursuant to this Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions":

4.5.1 All matters shown in the Title Documents and the Survey for such Property, other than (a) those Objections, if any, which the applicable Seller has agreed to cure pursuant to the Response Notice under Section 4.4, (b) mechanics' liens and taxes due and payable with respect to the period preceding Closing, (c) the standard exception regarding the rights of parties in possession which shall be limited to those parties in possession pursuant to the Leases, and (d) the standard exception pertaining to taxes which shall be limited to taxes and assessments payable in the year in which the Closing occurs and subsequent taxes and assessments;

4.5.2 All Leases for such Property;

4.5.3 With respect to any Assumption Property, its Assumed Encumbrances;

4.5.4 Applicable zoning and governmental regulations and ordinances;

4.5.5 Any defects in or objections to title to such Property, or title exceptions or encumbrances, arising by, through or under Purchaser; and

4.5.6 The terms and conditions of this Contract.

4.6 Existing Deed of Trust. The provisions of this Section 4.6 apply only to Payoff Properties. It is understood and agreed that, whether or not Purchaser gives an Objection Notice with respect to a Payoff Property, any Deed of Trust shall not be deemed a Permitted Exception, whether Purchaser gives written notice of such or not, and shall be paid off, satisfied, discharged and/or cured by the applicable Seller at Closing, provided that the Lender Fees due in connection with a Loan Payoff shall be paid by Purchaser.

4.7   Assumed  Encumbrances.  This  Section  4.7  applies  only to  Assumption
Properties.

4.7.1 Purchaser recognizes and agrees that, in connection with the Loan on an Assumption Property made by Lender, such Assumption Property is encumbered by the Assumed Deed of Trust and the Assumed Encumbrances. The Loan is evidenced by the Note applicable to such Assumption Property. Within 10 days after the Effective Date, each Seller of an Assumption Property agrees that it will make available to Purchaser (in the same manner in which such Seller is permitted to make the Materials available to Purchaser under Section 3.5.1) copies of the Assumed Loan Documents which are in such Seller's possession or reasonable control (subject to Section 3.5.2).

4.7.2 Purchaser agrees that, at the Closing and effective as of the Closing Date, (a) Purchaser shall assume the applicable Seller's obligations under the Note and all of the other applicable Assumed Loan Documents and accept title to each Assumption Property subject to the Deed of Trust and the Assumed Encumbrances applicable to such Assumption Property, and (b) the applicable Lender shall release the applicable Seller, as well as any guarantors and other obligated parties under the Assumed Loan Documents, from all obligations under the Assumed Loan Documents (and any related guarantees or letters of credit), including, without limitation, any obligation to make payments of principal and interest under the applicable Note (collectively, the foregoing (a) and (b) referred to herein as the "Loan Assumption and Release"). Purchaser acknowledges and agrees that (x) certain of the provisions of the Assumed Loan Documents may have been negotiated for the exclusive benefit of the applicable Seller, AIMCO or their respective affiliates (the "Specific AIMCO Provision"), and (y) unless the Lender otherwise agrees in such Lender's sole and arbitrary discretion, Purchaser will not be permitted to assume the benefit of the Specific AIMCO Provisions and the same shall be of no further force or effect from and after the Closing Date. In connection with obtaining the Loan Assumption and Release, Seller acknowledges that Purchaser shall negotiate with Lender for a modification (the "Modification") of the Note and the Assumed Loan Documents to provide for a 30-year amortization period (the Loan Assumption and Release and Modification, together, referred to herein as the "Loan Assumption and Modification"). Purchaser acknowledges and agrees that Lender's approval of the Modification may be conditioned upon (i) amendment or modification of the Assumed Loan Documents to match the terms and conditions of Lender's standard loan documentation for similar deals with substantially similar terms, (ii) the imposition of additional borrower reserve accounts, and (iii) an increase to the original Loan interest rate of up to 2.0 basis points. Purchaser shall be responsible for all Assumption Lender Fees imposed or charged by Lender in connection with the Loan Assumption and Modification.

4.7.3 Purchaser further acknowledges that the Assumed Loan Documents require the satisfaction by Purchaser of certain requirements as set forth therein to allow for the Loan Assumption and Modification. Accordingly, Purchaser, at its sole cost and expense and within 15 days after the Effective Date (the "Loan Assumption Application Submittal Deadline"), shall satisfy the requirements set forth in the Assumed Loan Documents to allow for each Loan Assumption and Modification, including, without limitation, submitting a complete application to the applicable Lender for assumption of each Loan together with all documents and information required in connection therewith (the "Loan Assumption Application"). Purchaser agrees to provide Seller's Representative with a copy of each Loan Assumption Application no later than 2 Business Days prior to the Loan Assumption Application Submittal Deadline and shall provide evidence of its submission to each Lender on or before the Loan Assumption Application Submittal Deadline. Purchaser acknowledges and agrees that Purchaser is solely responsible for the preparation and submittal of each Loan Assumption Application, including the collection of all materials, documents, certificates, financials, signatures, and other items required to be submitted to such Lender in connection with each Loan Assumption Application.

4.7.4 Provided that (a) Purchaser fully complies with its obligations under this Contract (including this Section 4.7) and the requirements of the Assumed Deeds of Trust (including, without limitation, Section 21 thereof) in connection with obtaining each Loan Assumption and Release, (b) Purchaser uses its best efforts to obtain each Loan Assumption and Release, and (c) Purchaser does not obtain the consent of the Lender to the Loan Assumption and Release for both Assumption Properties within 65 days after the Effective Date (the "Loan Approval Period"), then Purchaser shall have the right to give Escrow Agent notice terminating this Contract based solely on the fact that the Loan Assumption and Release has not been approved by the Lender (the "Loan Approval Termination") on or before the expiration of the Loan Approval Period, in which event this Contract shall be of no further force and effect, subject to and except for Purchaser's liability pursuant to Section 3.3 and any other provision of this Contract which survives such termination, and Escrow Agent shall forthwith return the Deposit to Purchaser. If Purchaser fails to provide Seller with written notice of termination prior to the expiration of the Loan Approval Period in strict accordance with the notice provisions of this Contract, Purchaser's right to terminate under this Section 4.7.4 shall be permanently waived, this Contract shall remain in full force and effect, the Deposit shall be non-refundable, and Purchaser's obligation to obtain the Lender's approval of the Loan Assumption and Release for both Assumption Properties and to purchase all of the Properties shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in subsections 8.1.1 through 8.1.4. Purchaser recognizes and agrees that if the Loan Approval Period expires and Purchaser does not terminate this Contract, the Loan Assumption and Release shall not be a condition to Purchaser's obligation to close, and, if the Loan Assumption and Release is not obtained and the Closing has not occurred on or before the Closing Date, Purchaser shall be in default under this Contract, entitling the Seller to terminate this Contract, in which event the Deposit shall be immediately released to Seller by the Escrow Agent and this Contract shall be of no further force and effect, subject to and except for Purchaser's liability pursuant to Section 3.3 and any other provision of this Contract which survives such termination. "

4.7.5 Purchaser shall pay all fees and expenses (including, without limitation, all servicing fees and charges, transfer fees, assumption fees, title fees, endorsement fees, and other fees to release each Seller of all liability under a
Loan) imposed or charged by the Lender or its counsel (such fees and expenses collectively being referred to as the "Assumption Lender Fees"), in connection with each Loan Assumption Application and each Loan Assumption and Modification. The provisions of this Section 4.7.5 shall survive the termination of this Contract and the Closing.

4.7.6 Additionally, Purchaser shall be responsible for (a) replacing (and increasing to the extent required by the applicable Lender) all reserves, impounds and other accounts required to be maintained in connection with each Loan, and (b) funding any additional reserves, impounds or accounts required by a Lender to be maintained by Purchaser in connection with each Loan after the Loan Assumption and Release or the Loan Assumption and Modification, whichever may apply, (the foregoing amounts in (a) and (b) collectively referred to herein as the "Required Loan Fund Amounts"). Any existing reserves, impounds and other accounts required to be replaced by Purchaser pursuant to the foregoing sentence shall be released in Good Funds to the applicable Seller at the Closing. The provisions of this Section 4.7.6 shall survive the Closing.

4.7.7 Purchaser agrees promptly to deliver to each Lender all documents and information required by the Assumed Loan Documents, and such other information or documentation as such Lender reasonably may request, including, without limitation, financial statements, income tax returns and other financial information for Purchaser and any required guarantor. Each Seller agrees that it will cooperate with Purchaser and the applicable Lender, at no cost or expense to such Seller, in connection with Purchaser's application to Lender for approval of the applicable Loan Assumption and Modification.

4.7.8 No later than 10 days after the Effective Date, Purchaser shall order a Phase I Environmental study for each Assumption Property (prepared by an environmental engineer reasonably acceptable to Seller's Representative and Lender), and covenants that such Phase I Environmental study shall be delivered to Seller's Representative and Lender no later than 10 days prior to the Closing Date in connection with and as a precondition to a Loan Assumption and Modification for each Assumption Property. 4.7.9 Purchaser shall be in default hereunder if (a) Purchaser fails to submit a complete Loan Assumption Application for each Assumption Property by the Loan Assumption Application Submittal Deadline, or (b) subject to Purchaser's right to terminate set forth in Section 4.7.4, Purchaser fails to obtain the Loan Assumption and Release for each Assumption Property prior to the Closing Date. If either of the events set forth in subsentences (a) or (b) occurs, Sellers may (i) terminate this Contract and the Deposit shall be immediately released by the Escrow Agent to Sellers,
(ii) extend the time for Closing for all Properties as reasonably determined by Sellers to permit Purchaser to obtain the Loan Assumption and Release for one or more of the Assumption Properties, or (iii) terminate this Contract in its entirety.

4.8 Purchaser Financing. Purchaser assumes full responsibility to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to the Closing.

ARTICLE V...
                                     CLOSING

5.1 Closing Date. The Closing shall occur 30 days after the Feasibility Period expires (the "Closing Date") through an escrow with Escrow Agent, whereby the Sellers, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. Notwithstanding the foregoing to the contrary, any Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, or to such other date (either in the same month or the next) as such Seller reasonably determines is desirable in connection with any Loan Payoff or Loan Assumption and Modification, and the exercise of such option shall extend the Closing Date for all Properties. Further, the Closing Date may be extended without penalty at the option of any Seller either (i) to a date not later than 30 days following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by any Seller pursuant to the second sentence of this paragraph) to satisfy any condition to Closing, (ii) to a date following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by any Seller pursuant to the second sentence of this paragraph) in order to finalize the drafting with a Lender or a Lender's counsel of all documents necessary or desirable to accomplish a Loan Assumption and Modification, and (iii) such later date as is mutually acceptable to Seller and Purchaser.

5.2 Seller Closing Deliveries. No later than 5 Business Days prior to the Closing Date, each Seller shall, with respect to each Property to be conveyed by such Seller hereunder, deliver to Purchaser a draft of each of the items listed in these subsections 5.2.1, 5.2.2, 5.2.3, 5.2.4 and 5.2.8. No later than 1 Business Day prior to the Closing Date, each Seller shall, with respect to each Property to be conveyed by such Seller hereunder, deliver to Escrow Agent, each of the following items:

5.2.1 Limited Warranty Deed (the "Deed") in the form attached as Exhibit B to Purchaser, subject to the Permitted Exceptions.

5.2.2 A Bill of Sale in the form attached as Exhibit C.

5.2.3 A General Assignment in the form attached as Exhibit D (the "General Assignment").

5.2.4 An Assignment of Leases and Security Deposits in the form attached as Exhibit E (the "Leases Assignment").

5.2.5 A letter in the form attached hereto as Exhibit F prepared by Purchaser and countersigned by such Seller to each of the vendors under the Terminated Contracts informing them of the termination of such Terminated Contract as of the Closing Date (subject to any delay in the effectiveness of such termination pursuant to the express terms of each applicable Terminated Contract) (the "Vendor Terminations").

5.2.6 A closing statement executed by such Seller.

5.2.7 A title affidavit or at such Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to such Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject such Seller to any greater liability, or impose any additional obligations, other than as set forth in this Contract; and

5.2.8 A certification of such Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

5.2.9 Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing such Seller's authority to consummate this transaction.

5.3 Purchaser Closing Deliveries. No later than 5 Business Days prior to the Closing Date, Purchaser shall, with respect to each Property, deliver to Seller a draft of each of the items listed in subsections 5.3.2, 5.3.3, 5.3.7 and
5.3.8. No later than 1 Business Day prior to the Closing Date (except for the balance of the Purchase Price which is to be delivered at the time specified in
Section 2.2.4), Purchaser shall deliver to the Escrow Agent (for disbursement to the applicable Seller upon the Closing) the following items with respect to each Property being conveyed at such Closing:

5.3.1 The full Purchase Price for such Property (with credit for the Allocated Share of the Deposit) and, if applicable for an Assumption Property, the Loan Balance, plus or minus the adjustments or prorations required by this Contract.

5.3.2 A title affidavit (or at Purchaser's option an indemnity) pertaining to Purchaser's activity on the applicable Property prior to Closing, in the customary form reasonably acceptable to Purchaser, to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Purchaser to any greater liability, or impose any additional obligations, other than as set forth in this Contract.

5.3.3 Any declaration or other statement which may be required to be submitted to the local assessor with respect to the terms of the sale of such Property.

5.3.4 A closing statement executed by Purchaser.

5.3.5 A countersigned counterpart of the General Assignment.

5.3.6 A countersigned counterpart of the Leases Assignment.

5.3.7 Notification letters to all Tenants at such Property prepared and executed by Purchaser in the form attached hereto as Exhibit G.

5.3.8  The  Vendor  Terminations  in the  form  attached  hereto  as  Exhibit  F
(Purchaser shall be solely responsible for identifying each of the Terminated Contracts (subject to the terms and conditions of Section 3.6) and addressing and preparing each of the Vendor Terminations for execution by Purchaser and the applicable Seller).

5.3.9 Any cancellation fees or penalties due to any vendor under any Terminated Contract as a result of the termination thereof.

5.3.10......Resolutions,   certificates   of  good  standing,   and  such  other
organizational documents as Title Insurer shall reasonably require evidencing Purchaser's authority to consummate this transaction.

5.3.11......If Purchaser elects to cause and the applicable Lender has agreed to permit the Loan Assumption and Release with respect to an Assumption Property, all documents, instruments, guaranties, Assumption Lender Fees, Required Loan Fund Amounts, and other items or funds required by the applicable Lender to cause the applicable Loan Assumption and Modification.

5.3.12......With  respect to each Payoff  Property,  the Lender Fees (subject to reduction from the Purchase Price in accordance with Section 2.2).

5.4 Closing Prorations and Adjustments. The prorations set forth in this Section
5.4 shall be on a Property-by-Property basis and not among, or between, Properties, and shall not be allocated on an Applicable Share basis.

5.4.1 General. With respect to each Property, all normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, the applicable Seller being charged or credited, as appropriate, for all of the same attributable to the period up to the Closing Date (and credited for any amounts paid by the applicable Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of the same attributable to the period on and after the Closing Date. Each Seller shall prepare a proration schedule (the "Proration Schedule") of the adjustments described in this Section 5.4 prior to Closing. Such adjustments shall be paid by Purchaser to the applicable Seller (if the prorations result in a net credit to such Seller) or by such Seller to Purchaser (if the prorations result in a net credit to Purchaser for such Property), by increasing or reducing the cash to be paid by Purchaser at Closing for such Property.

5.4.2 Operating Expenses. With respect to each Property, all of the operating, maintenance, taxes (other than real estate taxes, such as rental taxes), and other expenses incurred in operating such Property that such Seller customarily pays, and any other costs incurred in the ordinary course of business for the management and operation of such Property, shall be prorated on an accrual basis. Each Seller shall pay all such expenses that accrue prior to Closing and Purchaser shall pay all such expenses that accrue from and after the Closing Date.

5.4.3 Utilities. With respect to each Property, the final readings and final billings for utilities will be made if possible as of the Closing Date, in which case each Seller shall pay all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills. Otherwise, a proration shall be made based upon the parties' reasonable good faith estimate and a readjustment made within 30 days after the Closing, if necessary. Each Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and such Seller shall notify each utility company serving its Property to terminate its account, effective as of noon on the Closing Date.

5.4.4 Real Estate Taxes. Any real estate ad valorem or similar taxes for a Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures (assuming payment at the earliest time to allow for the maximum possible discount) for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of such Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year (assuming payment at the earliest time to allow for the maximum possible discount). The proration of real property taxes or installments of assessments shall be final and not subject to re-adjustment after Closing. Purchaser acknowledges that Seller has filed an appeal with respect to the real estate ad valorem or other similar property taxes applicable to the Nob Hill Villa Community Property. After Closing, Seller shall withdraw such appeal.

5.4.5 Property Contracts. Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser; however, operating expenses shall be prorated under Section 5.4.2.

5.4.6

            Leases.

5.4.6.1.....With  respect to each  Property,  all collected  rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by Tenants under the Leases), income and expenses from any portion of a Property shall be prorated as of the Closing Date (prorated for any partial month). Purchaser shall receive all collected rent and income attributable to dates from and after the Closing Date. Each Seller shall receive all collected rent and income attributable to dates prior to the Closing Date. Notwithstanding the foregoing, no prorations shall be made in relation to either (a) non-delinquent rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing (a) and (b) referred to herein as the "Uncollected Rents"). In adjusting for Uncollected Rents, no adjustments shall be made in a Seller's favor for rents which have accrued and are unpaid as of the Closing, but Purchaser shall pay to such Seller such accrued Uncollected Rents as and when collected by Purchaser. Purchaser agrees to bill Tenants of the Properties for all Uncollected Rents and to take reasonable actions to collect Uncollected Rents. After the Closing, each Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Uncollected Rents owed to such Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant and the delivery of the Leases Assignment shall not constitute a waiver by any Seller of such right. Purchaser agrees to cooperate with each Seller in connection with all efforts by such Seller to collect such Uncollected Rents and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to each Seller, within 7 days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Uncollected Rents by such Seller; provided, however, that Purchaser's obligation to cooperate with a Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant Lease with an existing Tenant or evict any existing Tenant from a Property.

5.4.6.2.....At Closing, with respect to each Property, Purchaser shall receive a credit against the applicable Purchase Price in an amount equal to the received and unapplied balance of all cash (or cash equivalent) Tenant Deposits, including, but not limited to, security, damage or other refundable deposits or required to be paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease or state law (the "Tenant Security Deposit Balance"). Any cash (or cash equivalents) held by a Seller which constitute the Tenant Security Deposit Balance shall be retained by the applicable Seller in exchange for the foregoing credit against the applicable Purchase Price and shall not be transferred by such Seller pursuant to this Contract (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by Purchaser. The Tenant Security Deposit Balance shall not include any non-refundable deposits or fees paid by Tenants to any Seller, either pursuant to the Leases or otherwise.

5.4.6.3.....With  respect to operating expenses,  taxes, utility charges,  other operating cost pass-throughs, retroactive rental escalations, sums or charges payable by Tenants under the Tenant Leases for a Property, to the extent that the applicable Seller has received as of the Closing payments allocable to periods subsequent to Closing, the same shall be properly prorated with an adjustment in favor of Purchaser, and Purchaser shall reserve a credit therefor at Closing for such Property. With respect to any payments received by Purchaser after the Closing allocable to a Seller prior to Closing, Purchaser shall promptly pay the same to the applicable Seller.

5.4.7 Existing Loan-Payoff Properties. This Section 5.4.7 shall be applicable only to Payoff Properties. On the Closing Date, each Seller of a Payoff Property shall pay (which payment may be made by such Seller out of the proceeds of the Purchase Price applicable to its Property) the outstanding principal balance of the Note applicable to its Property together with all interest accrued under such Note prior to the Closing Date (the "Loan Payoff"). Purchaser shall pay all Lender Fees (subject to reduction from the applicable Purchase Price in accordance with Section 2.2). Any existing reserves, impounds and other accounts maintained in connection with the applicable Loan shall be released in Good Funds to the applicable Seller at the Closing unless credited by the applicable Lender against the amount due from the applicable Seller under the Note.

5.4.8 Existing Loan-Assumption Properties. This Section 5.4.8 is applicable only to Assumption Properties. Each Seller of an Assumption Property shall be responsible for all principal required to be paid under the terms of the Note applicable to its Assumption Property prior to Closing, together with all interest accrued under such Note prior to Closing, all of which may be a credit against the Purchase Price for its Property as provided in Section 2.2.3. Purchaser shall be responsible for all Assumption Lender Fees and all other fees, penalties, interest and other amounts due and owing under the Assumed Loan Documents as a result of any Loan Assumption and Release. As set forth in
Section 4.7.6, any existing reserves, impounds and other accounts maintained in connection with the applicable Loan and required to be replaced by Purchaser, shall be released in Good Funds to Seller at the Closing.

5.4.9 Insurance. No proration shall be made in relation to insurance premiums and insurance policies will not be assigned to Purchaser.

5.4.10......Employees.  All of each Seller's and each Seller's manager's on-site employees shall have their employment at the applicable Property terminated as of the Closing Date.

5.4.11......Closing  Costs.  With respect to each Property,  Purchaser shall pay any transfer, mortgage assumption (if applicable), sales, use, gross receipts or similar taxes, the cost of recording any instruments required to discharge any liens or encumbrances against such Property, any premiums or fees required to be paid by Purchaser with respect to the applicable Title Policy pursuant to
Section 4.1, and one-half of the customary closing costs of the Escrow Agent. Each Seller shall pay the base premium for its Title Policy to the extent required by Section 4.1, and one-half of the customary closing costs of the Escrow Agent. Seller will request that Title Insurer secure a simultaneous issue rate for any loan title policy purchased by Purchaser in connection with the Closing.

5.4.12......Utility  Contracts.  If any Seller has entered into an agreement for the purchase of electricity, gas or other utility service for its Property or a group of properties (including such Property) (a "Utility Contract"), or an affiliate of such Seller has entered into a Utility Contract, such Utility Contract shall be identified on the Seller Information Schedule and, as set forth on the Seller Information Schedule, (a) Purchaser either shall assume the Utility Contract with respect to such Property, or (b) the reasonably calculated costs of the Utility Contract attributable to such Property from and after the Closing shall be paid to the applicable Seller at the Closing and such Seller shall remain responsible for payments under the Utility Contract.

5.4.13......Possession.  Possession  of each  Property,  subject to the  Leases,
Property Contracts which are not identified as Terminated Contracts during the Feasibility Period (subject to the limitations of Section 3.6), and Permitted
Exceptions, shall be delivered to Purchaser at the Closing upon release from escrow of all items to be delivered by Purchaser pursuant to Section 5.3, including, without limitation, the applicable Purchase Price. To the extent reasonably available to each Seller, originals or copies of its Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, and such Seller's books and records relating to its Property to be conveyed by such Seller (other than proprietary information) (collectively, "Seller's Property-Related Files and Records") regarding the applicable Property shall be made available to Purchaser at such Property after the Closing. Purchaser agrees, for a period of not less than 1 year after the Closing (the "Records Hold Period"), to (a) provide and allow the applicable Seller reasonable access to Seller's Property-Related Files and Records for purposes of inspection and copying thereof, and (b) reasonably maintain and preserve Seller's Property-Related Files and Records. If at any time after the Records Hold Period, Purchaser desires to dispose of any Seller's Property-Related Files and Records, Purchaser must first provide the applicable Seller prior written notice (the "Records Disposal Notice"). Such Seller shall have a period of 30 days after receipt of the Records Disposal Notice to enter the applicable Property (or such other location that such records are then stored) and remove or copy those of Seller's Property-Related Files and Records that such Seller desires to retain. Purchaser agrees (i) to include the covenants of this Section
5.4.13 pertaining to Seller's Property-Related Files and Records in any management contract for each Property (and to bind the manager thereunder to such covenants), and (ii) to bind any future purchaser of such Property to the covenants of this Section 5.4.13 pertaining to Seller's Property-Related Files and Records. Purchaser shall indemnify, hold harmless and, if requested by each Seller (in such Seller's sole discretion), defend (with counsel approved by such Seller) such Seller's Indemnified Parties from and against any and all Losses arising from or related to Purchaser's failure to comply with the provisions of this Section 5.4.13.

5.4.14......Survival.  The  provisions  of this  Section  5.4 shall  survive the
Closing and delivery of the Deed to Purchaser.

5.5 Post Closing Adjustments. In general, and except as provided in this Contract or the Closing Documents, each Seller shall be entitled to all income, and shall pay all expenses, relating to the operation of its Property for the period prior to the Closing Date and Purchaser shall be entitled to all income, and shall pay all expenses, relating to the operation of such Property for the period commencing on and after the Closing Date. Purchaser or a Seller may request that Purchaser and such Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom) in accordance with the provisions of Section 5.4 of this Contract; provided, however, that neither party shall have any obligation to re-adjust any items for any Property (a) after the expiration of 60 days after Closing, or (b) subject to such 60-day period, unless such items exceed $5,000.00 in magnitude (either individually or in the aggregate) with respect to such Property. The provisions of this Section
5.5 shall survive the Closing and delivery of the Deeds to Purchaser.

ARTICLE VI..
            REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

6.1 Seller's Representations. Except, in all cases, for any fact, information or condition disclosed in the Title Documents, the Permitted Exceptions, the Property Contracts, or the Materials, or which is otherwise known by Purchaser prior to the Closing, each Seller, individually and severally with respect only to itself and its Property, represents and warrants to Purchaser the following (collectively, the "Seller's Representations") as of the Effective Date and as of the Closing Date (provided that Purchaser's remedies if any such Seller's Representations are untrue as of the Closing Date are limited to those set forth in Section 8.1):

6.1.1 Such Seller is duly organized, validly existing and in good standing under the laws of the state of its formation set forth on the Seller Information Schedule; and, subject to Section 8.2.4, and, with respect to any Assumption
Property, any approvals required from a Lender for a Loan Assumption and Modification, has or at the Closing shall have the entity power and authority to sell and convey its Property and to execute the documents to be executed by such Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Contract, and the consummation of the transactions contemplated by this Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which such Seller is a party or by which such Seller is otherwise bound, which conflict, breach or default would have a material adverse affect on such Seller's ability to consummate the transaction contemplated by this Contract or on the Property. Subject to Section 8.2.4, this Contract is a valid, binding and enforceable agreement against such Seller in accordance with its terms;

6.1.2 Other than the Leases, such Seller's Property is not subject to any written lease executed by such Seller or, to such Seller's knowledge, any other possessory interests of any person;

6.1.3 Such Seller is not a "foreign person," as that term is used and defined in the Internal Revenue Code, Section 1445, as amended;

6.1.4 Except as set forth on the Seller Information Schedule and for any actions by such Seller to evict Tenants under its Leases, to such Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against such Seller's Property;

6.1.5 To such Seller's knowledge, such Seller has not received any written notice from a governmental agency of any uncured material violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting such Seller's Property; and

6.1.6 To such Seller's knowledge, such Seller has not received any written notice of any material default by such Seller under any of its Property Contracts that will not be terminated on the Closing Date.

6.1.7 Each Seller agrees that it shall not solicit or transfer any of its Tenants to relocate to another apartment property in which AIMCO has an interest, except if necessary to complete repairs on Property.

6.2 AS-IS. Except for Seller's Representations, each Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price for each Property and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon, any information provided by Sellers or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Sellers or Broker, including, without limitation, any relating to the value of any Property, the physical or environmental condition of any Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of any Property with any regulation, or any other attribute or matter of or relating to any Property (other than any covenants of title contained in the Deed conveying a Property and Seller's Representations with respect to such Property). Purchaser agrees that Sellers shall not be responsible or liable to Purchaser for any defects, errors or omissions, or on account of any conditions affecting the Properties. Purchaser, its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases each of Seller's Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against any Seller's Indemnified Parties with respect to any and all Losses arising from or related to any defects, errors, omissions or other conditions affecting the Properties. Purchaser represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, PCBs and radon in and about the Properties), reports, investigations and inspections as it deems appropriate in connection with the Properties. If Sellers provide or have provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Properties, including, without limitation, the offering prepared by Broker, Purchaser and Sellers agree that Sellers have done so or shall do so only for the convenience of the parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against any Seller's Indemnified Parties. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Properties. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Sellers with respect to current and future applicable zoning or building code requirements or the compliance of the Properties with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Properties, the continuation of contracts, continued occupancy levels of the Properties, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, each Seller shall have the right, but not the obligation, to enforce its rights against any and all of its Property occupants, guests or tenants. Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the applicable Deed with or without such tenants in possession and without any allowance or reduction in the applicable Purchase Price under this Contract. Purchaser hereby releases Sellers from any and all claims and liabilities relating to the foregoing matters. The provisions of this Section 6.2 shall survive the Closing and delivery of the Deeds to Purchaser.

6.3 Survival of Seller's Representations. Sellers and Purchaser agree that Seller's Representations shall survive Closing for a period of 6 months (the "Survival Period"). No Seller shall have liability after the Survival Period with respect to any of its Seller's Representations contained herein except to the extent that Purchaser has requested arbitration against such Seller during the Survival Period for breach of any of such Seller's Representations. Each Seller shall be liable only for the breach of its own Seller's Representations. Further, the liability for each Seller for breach of its Seller's
Representations shall be limited to, and capped at, $25,000 for such Seller's Property for which a breach of Seller's Representations occurred, on a Property-by-Property basis if a Seller is selling more than one Property. Such cap on liability shall apply for any individual breach or in the aggregate for all breaches of such Seller's Representations with respect to such Property. Purchaser shall not be entitled to bring any claim for a breach of Seller's Representations unless the claim for damage (either in the aggregate or as to any individual claim) by Purchaser for a Property exceeds $5,000. In the event that a Seller breaches any representation contained in Section 6.1 and Purchaser had knowledge of such breach prior to the Closing Date, Purchaser shall be deemed to have waived any right of recovery, and such Seller shall not have any liability in connection therewith.

6.4 Definition of Seller's Knowledge. Any representations and warranties made "to the knowledge of [such] Seller" shall not be deemed to imply any duty of inquiry. For purposes of this Contract, the term Seller's "knowledge" shall mean and refer only to actual knowledge of the Regional Property Manager of such Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of such Seller, or any affiliate of such Seller, or to impose upon such Regional Property Manager any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Regional Property Manager any individual personal liability.

6.5 Representations And Warranties Of Purchaser. For the purpose of inducing Sellers to enter into this Contract and to consummate the sale and purchase of the Properties in accordance herewith, Purchaser represents and warrants to Sellers the following as of the Effective Date and as of the Closing Date:

6.5.1 Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of New York.

6.5.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's partners, directors, officers or members are required to so empower or authorize Purchaser. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse affect on Purchaser's ability to consummate the transaction contemplated by this Contract. This Contract is a valid, binding and enforceable agreement against Purchaser in accordance with its terms.

6.5.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Sellers.

6.5.4 Other than Seller's Representations, Purchaser has not relied on any representation or warranty made by Sellers or any representative of Sellers (including, without limitation, Broker) in connection with this Contract and the acquisition of the Properties.

6.5.5 The Broker and its affiliates do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3, acquires any Property at the Closing), nor has Purchaser or any affiliate of Purchaser granted (as of the Effective Date or the Closing Date) the Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser.

      The provisions of this Section 6.5 shall survive the Closing and delivery of the Deed to Purchaser.

ARTICLE VII
                           OPERATION OF THE PROPERTIES

7.1 Leases and Property Contracts. During the period of time from the Effective Date to the Closing Date, in the ordinary course of business each Seller may, with respect to its Property, enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, modify any Property Contracts, or institute and prosecute any available remedies for default under any Lease or Property Contract without first obtaining the written consent of Purchaser; provided, however, each Seller agrees that any such new Property Contracts or any new or renewed Leases shall not have a term in excess of 1 year (or such longer period of time for which such Property Contracts or Leases are entered into by such Seller in the ordinary course of its operation of its Property) without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

7.2 General  Operation of  Property.  Except as  specifically  set forth in this
Article 7, each Seller shall operate its Property after the Effective Date in the ordinary course of business, and except as necessary in such Seller's sole discretion to address (a) any life or safety issue at its Property or (b) any other matter which in such Seller's reasonable discretion materially adversely affects the use, operation or value of such Property, such Seller will not make any material alterations to its Property or remove any material Fixtures and Tangible Personal Property without the prior written consent of Purchaser which consent shall not be unreasonably withheld, denied or delayed.

7.3 Liens. Other than utility easements and temporary construction easements granted by a Seller in the ordinary course of business, each Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to its Property between the Effective Date and the Closing Date (other than Leases and Property Contracts as provided in Section 7.1) unless Purchaser approves such lien or encumbrance, which approval shall not be unreasonably withheld or delayed. If Purchaser approves any such subsequent lien or encumbrance, the same shall be deemed a Permitted Encumbrance for all purposes hereunder.

ARTICLE VIII......
                         CONDITIONS PRECEDENT TO CLOSING

8.1 Purchaser's Conditions to Closing. Subject to the provisions of this Section 8.1, Purchaser's obligation to close under this Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

8.1.1 All of the documents required to be delivered by Sellers to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.1.2 Each of Seller's Representations shall be true in all material respects as of the Closing Date;

8.1.3 Each Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by such Seller hereunder;

8.1.4 No Seller nor any of Seller's general partners shall be a debtor in any bankruptcy proceeding nor shall have been in the last 6 months a debtor in any bankruptcy proceeding; and

8.1.5 If Purchaser has complied with the requirements of Section 4.7, with respect to any Assumption Property, the applicable Loan Assumption and Release shall have occurred.

      Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth in this Section 8.1.

      If any condition set forth in Sections 8.1.1, 8.1.2, 8.1.3 or 8.1.4 is not met, Purchaser may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price for any Property, or (b) notify Seller's Representative (a "Termination Notice") in writing of Purchaser's decision to terminate this Contract for the Property for which there was such a failure of condition or default and receive a return of the Allocated Share of the Deposit from the Escrow Agent (subject to Purchaser's obligation under Section 3.5.2 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Allocated Share of the Deposit). If Seller's Representative receives a Termination Notice, Seller's Representative may, within 3 Business Days after receiving the Termination Notice, give Purchaser written notice (a "Reinstatement Notice") that Purchaser either must purchase all of the
Properties or terminate this Contract for all of the Properties. Purchaser shall, within 3 Business Days after receiving a Reinstatement Notice, give Seller's Representative written notice of whether it desires to purchase all of the Properties or terminate this Contract in its entirety; Purchaser's failure to provide Seller's Representative with written notice that it desires to terminate this Contract in its entirety shall be deemed Purchaser's decision to purchase all of the Properties.

8.2 Sellers' Conditions to Closing. Without limiting any of the rights of any Seller elsewhere provided for in this Contract, each Seller's obligation to close with respect to conveyance of its Property under this Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

8.2.1 All of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.2.2 Each of the representations, warranties and covenants of Purchaser contained herein shall be true in all material respects as of the Closing Date;

8.2.3 Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;

8.2.4 Such Seller shall have received all consents, documentation and approvals necessary to consummate and facilitate the transactions contemplated hereby, including, without limitation, a tax free exchange pursuant to Section 13.19 (and the amendment of such Seller's (or such Seller's affiliates' partnership or other organization documents in connection therewith) (a) from Seller's unaffiliated partners, members, managers, shareholders or directors to the extent required by Seller's (or Seller's affiliates') organizational documents, and (b) as required by law;

8.2.5 With respect to any Assumption Property, the applicable Loan Assumption and Release shall have occurred; and

8.2.6 AIMCO shall, directly or indirectly, own more than 50% of the voting interests in each Seller at the time of Closing.

      If any of the foregoing conditions in Sections 8.2.1 through 8.2.5 to a Seller's obligation to close with respect to conveyance of its Property under this Contract are not met, such Seller may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, (b) terminate this Contract either in its entirety or with respect to its Property, and, if such failure constitutes a default by Purchaser, exercise any of its remedies under
Section 10.1. If a Seller terminates this Contract with respect to its Property, the remaining Sellers may elect either to terminate this Contract or proceed to close the remaining Properties. The termination of this Contract by any Seller pursuant to this Section 8.2 shall be exercised by written notice from Seller's Representative to Purchaser by 12:00 p.m. (of the time zone in which the Escrow Agent is located) of the Closing Date.

      If the condition set forth in Section 8.2.6 has not occurred for any Seller, then this Contract shall terminate in its entirety and Purchaser shall recover the Deposit (subject to Purchaser's obligation under Section 3.5.2 to return all Third-party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit to Purchaser).

ARTICLE IX
                                    BROKERAGE

9.1 Indemnity. Each Seller, severally and individually, represents and warrants to Purchaser that it has dealt only with CB Richard Ellis, 2415 E. Camelback Road, Phoenix, Arizona 85016 ("Broker") in connection with this Contract. Each Seller, severally and individually, and Purchaser each represents and warrants to the other that, other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party. The provisions of this
Section 9.1 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deeds to Purchaser.

9.2 Broker Commission. If the Closing occurs, each Seller agrees to pay Broker a commission according to the terms of a separate contract. Broker shall not be deemed a party or third party beneficiary of this Contract.

9.3 Broker Signature Page. As a condition to each Seller's obligation to pay the commission pursuant to Section 9.2, Broker shall execute the signature page for Broker attached hereto solely for purposes of confirming the matters set forth therein; provided, however, that (a) Broker's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Sellers, and the same shall become fully effective upon execution by Purchaser and Sellers, and (b) the signature of Broker will not be necessary to amend any provision of this Contract.

ARTICLE X
                              DEFAULTS AND REMEDIES

10.1 Purchaser Default.  If Purchaser  defaults in its obligations  hereunder to
(a) deliver the Initial Deposit or Additional Deposit (or any other deposit or payment required of Purchaser hereunder), (b) deliver to Sellers the deliveries specified under Section 5.3 on the date required thereunder, or (c) deliver the Purchase Price for each Property at the time required by Section 2.2.4 and close on the purchase of the Properties on the Closing Date, then, immediately and without notice or cure, Purchaser shall forfeit the Deposit, and the Escrow
Agent shall deliver the Allocated Share of the Deposit to each Seller, and neither party shall be obligated to proceed with the purchase and sale of the Properties. If, Purchaser defaults in any of its other representations, warranties or obligations under this Contract, and such default continues for more than 10 days after written notice from Seller's Representative, then Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Allocated Share of the Deposit to each Seller, and neither party shall be obligated to proceed with the purchase and sale of the Property. The Deposit is liquidated damages and recourse to the Deposit is, except for Purchaser's indemnity and confidentiality obligations hereunder, Sellers' sole and exclusive remedy for Purchaser's failure to perform its obligation to purchase the Properties or breach of a representation or warranty. Sellers expressly waive the remedies of specific performance and additional damages for such default by Purchaser. SELLERS AND PURCHASER ACKNOWLEDGE THAT SELLERS' DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLERS' DAMAGES RESULTING FROM A DEFAULT BY PURCHASER IN ITS OBLIGATION TO PURCHASE THE PROPERTY. SELLERS AND PURCHASER FURTHER AGREE THAT THIS SECTION
10.1.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLERS, AND SHALL BE SELLERS' EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT, OTHER THAN WITH RESPECT TO PURCHASER'S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER.

10.2 Seller Default. If a Seller, prior to the Closing, defaults in its representations, warranties, covenants, or obligations under this Contract, including to sell its Property as required by this Contract and such default continues for more than 10 days after written notice from Purchaser, then, at Purchaser's election and as Purchaser's sole and exclusive remedy, Purchaser may either (A) seek specific performance of the defaulting Seller's obligations to deliver its Deed pursuant to this Contract (but not damages), or (B) give a Termination Notice to Seller's Representative of Purchaser's decision to terminate this Contract for the Property for which there was such a default and receive a return of the Allocated Share of the Deposit from the Escrow Agent (subject to Purchaser's obligation under Section 3.5.2 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Allocated Share of the Deposit). If Seller's Representative receives a Termination Notice, Seller's Representative may, within 3 Business Days after receiving the Termination Notice, give Purchaser a Reinstatement Notice that Purchaser either must purchase all of the Properties or terminate this Contract for all of the Properties. Purchaser shall, within 3 Business Days after receiving a Reinstatement Notice, give Seller's Representative notice of whether it desires to purchase all of the Properties or terminate this Contract in its entirety; Purchaser's failure to provide Seller's Representative notice that it desires to terminate this Contract in its entirety shall be deemed Purchaser's decision to purchase all of the Properties. If this Contract is terminated in whole or in part, Purchaser shall recover the Allocated Share of Deposit for the terminated Properties (subject to Purchaser's obligation under Section 3.5.2 to return all Third Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit) and Purchaser may recover, as its sole recoverable damages (but without limiting its right to receive a refund of the Allocated Share of the Deposit), its direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties) in connection with the Properties for which this Contract has been terminated, which damages shall not exceed $10,000 per terminated Property. If this Contract is terminated in whole or in part, Purchaser agrees that it shall promptly deliver to each Seller an assignment of all of Purchaser's right, title and interest in and to (together with possession of) all plans, studies, surveys, reports, and other materials paid for with the out-of-pocket expenses reimbursed by Sellers pursuant to the foregoing sentence. SELLERS AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.2 IS INTENDED TO AND DOES LIMIT THE AMOUNT OF DAMAGES DUE PURCHASER AND THE REMEDIES AVAILABLE TO PURCHASER, AND SHALL BE PURCHASER'S EXCLUSIVE REMEDY AGAINST SELLERS, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY ANY SELLER OF ITS REPRESENTATIONS, WARRANTIES, OR COVENANTS OR ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT. UNDER NO CIRCUMSTANCES MAY PURCHASER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH PURCHASER SPECIFICALLY WAIVES, FROM SELLERS FOR ANY BREACH BY A SELLER, OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS OR ITS OBLIGATIONS UNDER THIS CONTRACT. PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST ANY PROPERTY UNLESS AND UNTIL IT HAS IRREVOCABLY ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS CONTRACT AND HAS FILED AN ACTION SEEKING SUCH REMEDY.

ARTICLE XI
                            RISK OF LOSS OR CASUALTY

11.1 Major Damage. If a Property is damaged or destroyed by fire or other casualty prior to Closing, and the cost of repair is more than $300,000, then the applicable Seller shall have no obligation to repair such damage or destruction and shall notify Purchaser in writing of such damage or destruction (the "Damage Notice"). Within 10 days after Purchaser's receipt of the Damage Notice, Purchaser may elect at its option to give a Termination Notice for the damaged Property to Seller's Representative. If Seller's Representative receives a Termination Notice, Seller's Representative may, within 3 Business Days after receiving the Termination Notice, give Purchaser a Reinstatement Notice that Purchaser either must purchase all of the Properties or terminate this Contract for all of the Properties. Purchaser shall, within 3 Business Days after receiving a Reinstatement Notice, give Seller's Representative notice of whether it desires to purchase all of the Properties or terminate this Contract in its entirety; Purchaser's failure to provide Seller's Representative notice that it desires to terminate this Contract in its entirety shall be deemed Purchaser's decision to purchase all of the Properties. If this Contract is not terminated, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price for the damaged Property notwithstanding any such damage or destruction and Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the applicable Purchase Price in the amount of any deductible payable by the applicable Seller in connection therewith) at Closing. If this Contract is terminated in whole or in part from such damage, Purchaser shall recover the Allocated Share of the Deposit for the terminated Properties (subject to Purchaser's obligation under Section 3.5.2 to return all Third Party Reports and information and Materials provided to Purchaser as a pre-condition to a return of the Allocated Share of the Deposit).

11.2 Minor Damage. If a Property is damaged or destroyed by fire or other casualty prior to the Closing, and the cost of repair is less than $300,000, this transaction shall be closed in accordance with the terms of this Contract, notwithstanding the damage or destruction; provided, however, the applicable Seller shall make such repairs to the extent of any recovery from insurance carried on such Property if they can be reasonably effected before the Closing. Subject to Section 11.3, if the applicable Seller is unable to effect such repairs, then Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price for the damaged Property in the amount of any deductible payable by the applicable Seller in connection therewith) at Closing.

11.3 Repairs. To the extent that a Seller elects to commence any repair, replacement or restoration of its damaged Property prior to Closing, then such Seller shall be entitled to receive and apply available insurance proceeds to any portion of such repair, replacement or restoration completed or installed prior to Closing, with Purchaser being responsible for completion of such repair, replacement or restoration after Closing from the balance of any available insurance proceeds. The provisions of this Section 11.3 shall survive the Closing and delivery of the Deeds to Purchaser.

ARTICLE XII
                                 EMINENT DOMAIN

12.1 Eminent Domain. If, at the time of Closing, any material part of a Property is (or previously has been) acquired, or is about to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to give a Termination Notice to Seller's Representative for the Property for which there was such a condemnation. If Seller's Representative receives a Termination Notice, Seller's Representative may, within 3 Business Days after receiving the Termination Notice, give Purchaser a Reinstatement Notice that Purchaser either must purchase all of the Properties or terminate this Contract for all of the Properties. Purchaser shall, within 3 Business Days after receiving a Reinstatement Notice, give Seller's Representative written notice of whether it desires to purchase all of the Properties or terminate this Contract in its entirety; Purchaser's failure to provide Seller's Representative with written notice that it desires to terminate this Contract in its entirety shall be deemed Purchaser's decision to purchase all of the Properties. If this Contract is not terminated, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price for the affected Property and Purchaser shall receive the full benefit of any condemnation award. It is expressly agreed between the parties hereto that this section shall in no way apply to customary dedications for public purposes which may be necessary for the development of a Property. If this Contract is terminated in whole or in part from such condemnation, Purchaser shall recover the Allocated Share of the Deposit for the terminated Properties (subject to Purchaser's obligation under Section 3.5.2 to return all Third Party Reports and information and Materials provided to Purchaser as a pre-condition to a return of the Allocated Share of the Deposit).

ARTICLE XIII......
                                  MISCELLANEOUS

13.1 Binding Effect of Contract. This Contract shall not be binding on any party until executed by both Purchaser and Sellers. As provided in Section 2.3.5 and
Section 9.3 above, neither the Escrow Agent's nor the Broker's execution of this Contract shall be a prerequisite to its effectiveness.

13.2 Exhibits And Schedules. All Exhibits and Schedules, whether or not annexed hereto, are a part of this Contract for all purposes.

13.3 Assignability. This Contract is not assignable by Purchaser without first obtaining the prior written approval of the Seller's Representative, except that Purchaser may assign its rights under this Contract to each of the three Properties to one or more entities so long as (a) Purchaser or its key members are an affiliate, subsidiary, or majority owner of the purchasing entity(ies),
(b) Purchaser is not released from its liability hereunder, (c) Purchaser provides written notice to Seller's Representative of any proposed assignment no later than 10 days prior to the Closing Date, and (d) Seller's Representative consents thereto (which consent shall not be unreasonably withheld or delayed). As used herein, an affiliate is a person or entity controlled by, under common control with, or controlling another person or entity.

13.4 Binding Effect. Subject to Section 13.3, this Contract shall be binding upon and inure to the benefit of Sellers and Purchaser, and their respective successors, heirs and permitted assigns.

13.5 Captions. The captions, headings, and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

13.6 Number And Gender Of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

13.7 Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified mail, return receipt requested, or (d) sent by confirmed facsimile transmission with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than 3 Business Days thereafter. All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery. Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices. All notices shall be sent to the addressee at its address set forth following its name below:

            To Purchaser:

            DAMA Realty Investors, LLC
            c/o First Management Services, Inc.
            333 Union Street, Suite 400
            Nashville, TN  37201
            Attn: Mr. W. Kirby Davis, Jr.
            Telephone:  615-244-8060
            Facsimile:  615-242-4170

            with copy to:

            Segel, Goldman, Mazzota & Siegel, P.C.
            9 Washington Square
            Albany, NY  12205
            Attn: Paul J. Goldman, Esq.
            Telephone:  518-452-0941 x105
            Facsimile:  518-452-0417

            To any Seller or Seller's Representative:

            c/o AIMCO
            4582 South Ulster Street Parkway
            Suite 1100
            Denver, Colorado  80237
            Attention:  Patrick Slavin
            Telephone:  303-691-4340
            Facsimile:  303-300-3282

            And:

            c/o AIMCO
            4582 South Ulster Street Parkway
            Suite 1100
            Denver, Colorado  80237
            Attention:  Mr.  Harry Alcock
            Telephone:  303-691-4344
            Facsimile:  303-300-3282

            with copy to:

            Chad Asarch, Esq.
            Vice President and Assistant General Counsel
            AIMCO
            4582 South Ulster Street Parkway
            Suite 1100
            Denver, Colorado  80237
            Telephone: 303-691-4303
            Facsimile:  303-300-3260

            and a copy to:

            Kris Vercauteren
            AIMCO
            4582 South Ulster Street Parkway
            Suite 1100
            Denver, Colorado  80237
            Telephone:  303-691-4345
            Facsimile:  303-300-3274

            and a copy to:

            Ballard Spahr Andrews & Ingersoll, LLP
            1225 17th Street, Suite 2300
            Denver, Colorado 80202
            Attention:  Beverly J. Quail, Esq.
            Telephone:  303-299-7305
            Facsimile:  303-296-3956

      Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:

            Fidelity National Title Insurance Company
            1900 West Loop South, Suite 650
            Houston, Texas 77027
            Telephone:  713-621-9506
            Facsimile:  713-623-4406

      Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Contract, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.

13.8 Governing Law And Venue. The laws of the State of Tennessee shall govern the validity, construction, enforcement, and interpretation of this Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. Subject to Section 13.25, all claims, disputes and other matters in question arising out of or relating to this Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the state in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

13.9 Entire Agreement. This Contract embodies the entire Contract between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and agreements, whether written or oral.

13.10 Amendments. This Contract shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that, (a) as provided in
Section 2.3.5 above, the signature of the Escrow Agent shall not be required as to any amendment of this Contract other than an amendment of Section 2.3, and
(b) as provided in Section 9.3 above, the signature of the Broker shall not be required as to any amendment of this Contract.

13.11 Severability. If any part of this Contract shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be severed from this Contract and the remaining portions of this Contract shall be valid and enforceable.

13.12 Multiple Counterparts/Facsimile Signatures. This Contract may be executed in a number of identical counterparts. This Contract may be executed by facsimile signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

13.13 Construction. No provision of this Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

13.14 Confidentiality. Purchaser shall not disclose the terms and conditions contained in this Contract and shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Contract (a) as required by law, (b) to consummate the terms of this Contract, or any financing relating thereto, or (c) to Purchaser's or Sellers' lenders, attorneys and accountants. Any information and Materials provided by Sellers to Purchaser hereunder are confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without the prior written authorization of Seller's Representative, which may be granted or denied in the sole discretion of
Seller's Representative. Notwithstanding the provisions of Section 13.9, Purchaser agrees that the covenants, restrictions and agreements of Purchaser contained in any confidentiality agreement executed by Purchaser prior to the Effective Date shall survive the execution of this Contract and shall not be superseded hereby.

13.15 Time Of The Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract.

13.16 Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Contract shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

13.17 Attorneys Fees. In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the substantially prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals.

13.18 Time Periods. Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

13.19 1031 Exchange.  Intentionally Deleted.

13.20 No Personal Liability of Officers, Trustees or Directors of Seller's Partners. Purchaser agrees that none of any Seller's Indemnified Parties shall have any personal liability under this Contract or any document executed in connection with the transactions contemplated by this Contract.

13.21 No Exclusive Negotiations. Sellers shall have the right, at all times prior to the expiration of the Feasibility Period, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of any Property with any third-party; provided, however, that such communications are subject to the terms of this Contract, and that Sellers shall not enter into any contract with a third-party for the sale of any Property unless such contract is contingent on the termination of this Contract without the Property having been conveyed to Purchaser.

13.22 ADA Disclosure. Purchaser acknowledges that the Properties may be subject to the federal Americans With Disabilities Act (the "ADA") and the federal Fair Housing Act (the "FHA"). The ADA requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make a property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Sellers make no warranty, representation or guarantee of any type or kind with respect to any Property's compliance with the ADA or the FHA (or any similar state or local law), and Sellers expressly disclaim any such representation.

13.23 No Recording. Purchaser shall not cause or allow this Contract or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without the prior written consent of Seller's Representative, which consent may be withheld in the sole discretion of Seller's Representative. If the Purchaser records this Contract or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Contract. Purchaser hereby appoints the Seller's Representative as Purchaser's attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the contract or other memorandum or evidence thereof from the public records. This appointment shall be coupled with an interest and irrevocable.

13.24 Relationship of Parties. Purchaser and Sellers acknowledge and agree that the relationship established between the parties pursuant to this Contract is only that of a seller and a purchaser of property. Neither Purchaser nor Sellers is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.

13.25 Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Contract (and any closing document executed in connection herewith), including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Contract by binding arbitration. The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in the state in which the Property is located. The parties shall attempt to designate one arbitrator from the American Arbitration Association. If they are unable to do so within 30 days after written demand therefore, then the American Arbitration Association shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys' fees (including those of in-house counsel) and costs to the substantially prevailing party and charge the cost of arbitration to the party which is not the substantially prevailing party. Notwithstanding anything herein to the contrary, this Section 13.25 shall not prevent Purchaser or Sellers from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the state in which the Property is located (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Contract or to prevent irreparable harm and injury. The court's jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Contract between the parties hereto shall be determined through final and binding arbitration in accordance with this Section 13.25.

13.26 AIMCO Marks. Purchaser agrees that Sellers, the Property Manager or AIMCO, or their respective affiliates, are the sole owners of all right, title and interest in and to the AIMCO Marks (or have the right to use such AIMCO Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the AIMCO Marks is granted, transferred, assigned or conveyed as a result of this Contract. Purchaser further agrees that Purchaser will not use the AIMCO Marks for any purpose.

13.27 Non-Solicitation of Employees. Purchaser acknowledges and agrees that, without the express written consent of Seller, neither Purchaser nor any of Purchaser's employees, affiliates or agents shall (a) prior to the expiration of the Feasibility Period, solicit any of Seller's employees or any employees located at the Property for potential employment, or (b) at any time, solicit any of Seller's affiliates' employees located at any property owned by such affiliates for potential employment.

13.28 Survival. Except for (a) all of the provisions of this Article 13 (other than Section 13.19 and 13.21), and (b) any provision of this Contract which expressly states that it shall so survive, and (c) any payment obligation of Purchaser under this Contract (the foregoing (a), (b) and (c) referred to herein as the "Survival Provisions"), none of the terms and provisions of this Contract shall survive the termination of this Contract, and, if the Contract is not so terminated, all of the terms and provisions of this Contract (other than the Survival Provisions) shall be merged into the Closing documents and shall not survive Closing.

13.29 Multiple Purchasers. As used in this Contract, the term "Purchaser" means all entities acquiring any interest in any Properties at the Closing, including, without limitation, any assignee(s) of the original Purchaser pursuant to
Section 13.3 of this Contract. In the event that "Purchaser" has any obligations or makes any covenants, representations or warranties under this Agreement, the same shall be made jointly and severally by all entities being a Purchaser hereunder. In the event that a Seller receives notice from any entity being a Purchaser hereunder, the same shall be deemed to constitute notice from all entities being a Purchaser hereunder. In the event that any entity being a Purchaser hereunder takes any action, breaches any obligation or otherwise acts pursuant to the terms of this Contract, the same shall be deemed to be the action of the other entity(ies) being a Purchaser hereunder and the action of "Purchaser" under this Contract. In the event that a Seller or Seller's Representative is required to give notice or take action with respect to Purchaser under this Contract, notice to any entity being a Purchaser hereunder or action with respect to any entity being a Purchaser hereunder shall be a notice or action to all entities being a Purchaser hereunder. In the event that any entity being a Purchaser hereunder desires to bring an action or arbitration against a Seller, such action must be joined by all entities being a Purchaser hereunder in order to be effective. In the event that there is any agreement by a Seller to pay any amount pursuant to this Contract to Purchaser under any circumstance, that amount shall be deemed the maximum aggregate amount to be paid to all parties being a Purchaser hereunder and not an amount that can be paid to each party being a Purchaser hereunder. In the event that a Seller is required to return the Initial Deposit, Additional Deposit or other amount to Purchaser, such Seller shall return the same to any entity being a Purchaser hereunder and, upon such return, shall have no further liability to any other entity being a Purchaser hereunder for such amount. The foregoing provisions also shall apply to any documents, including, without limitation, the General Assignment and Assumption and the Assignment and Assumption of Leases and Security Deposits, executed in connection with this Contract and the transaction(s) contemplated hereby.

13.30 Sellers' Several Obligations. Purchaser agrees that, notwithstanding any other provision of this Contract to the contrary, the representations, warranties, obligations, and covenants of each Seller are individual and several, and not joint and several, and that each Seller is responsible and liable only for its own Property and its own representations, warranties, obligations, and covenants. Purchaser agrees that it shall look solely to the applicable Seller for any amount due hereunder or, obligation owed hereunder, and further waives any and all claims against any other party or Property for payment or performance of the same, including, without limitation, any other Seller or AIMCO, or any partner, member, manager, shareholder, director, officer, employee, affiliate, representative or agent of any Seller or AIMCO.

13.31 Obligation to Close on all Properties. Except as expressly set forth in this Contract, Purchaser's obligation to purchase the Properties is not severable and Purchaser must purchase all of the Properties. Similarly, except as expressly stated this Contract, Sellers' obligations to sell the Properties are not severable and Sellers must sell all of the Properties to Purchaser.

ARTICLE XIV
                           LEAD-BASED PAINT DISCLOSURE

14.1 Disclosure. Sellers and Purchaser hereby acknowledge delivery of the Lead Based Paint Disclosure attached as Exhibit H hereto. The provisions of this
Section 14.1 shall survive the Closing and delivery of the Deeds to Purchaser.

14.2  Consent Agreement - Pre-1978 - Not Certified.  Intentionally Deleted.

14.3 Consent Agreement - Pre-1978 Certified. The provisions of this Section 14.3 apply to those Properties identified on the Seller Information Schedule as "Pre-1978-Certified." Testing has been performed at each Property identified as "Pre-1978, Certified" with respect to lead-based paint. The "LPB Consultant" identified on the Seller Information Schedule prepared the Report with respect to the Property identified therein. A copy of each report will be provided to Purchaser with the Materials. Each Report certifies the respective Property as lead based paint free. By execution hereof, Purchaser acknowledges receipt of a copy of the Reports, the Lead-Based Paint Disclosure Statement attached hereto as Exhibit H, and acknowledges receipt of the Consent Agreement by and among the United States Environmental Protection Agency (executed December 19, 2001), the United States Department of Housing and Urban Development (executed January 2,
2002), and AIMCO (executed December 18, 2001) (the "Consent Agreement"). Because the applicable Property has been certified as lead based paint free, the applicable Seller is not required under the Consent Agreement to remediate or abate any lead-based paint condition at its Property prior to the Closing. Purchaser acknowledges and agrees that (1) after Closing, Purchaser and the applicable Property shall be subject to the Consent Agreement and the provisions contained herein related thereto and (2) Purchaser shall not be deemed to be a third party beneficiary to the Consent Agreement. The provisions of this Section
14.3 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.

14.4 Consent Agreement - Pre-1978-LBP, But No LBP Hazards The provisions of this
Section 14.4 apply to those Properties identified on the Seller Information Schedule as "Pre-1978, Lead-Based Paint Present, No Lead-Based Hazard." Testing has been performed at the applicable Property with respect to lead-based paint. The "LBP Consultant" identified on the Seller Information Schedule prepared the Report with respect to the Property identified therein. A copy of the Report with respect to the Property will provided to Purchaser with the Materials. The Report certifies the applicable Property as free of (a) lead based hazards, (b) dust lead hazards and (c) soil lead hazards. By execution hereof, Purchaser acknowledges receipt of a copy of the Report, the Lead-Based Paint Disclosure Statement attached hereto as Exhibit H, and the Consent Agreement. Because the applicable Property has been certified as free of (x) lead based hazards, (y) dust lead hazards and (z) soil lead hazards, the applicable Seller is not required under the Consent Agreement to remediate or abate any lead-based paint condition at such Property prior to the Closing. Purchaser acknowledges and agrees that (1) after Closing, the Purchaser and the applicable Property shall be subject to the Consent Agreement and the provisions contained herein related thereto and (2) Purchaser shall not be deemed to be a third party beneficiary to the Consent Agreement. The provisions of this Section 14.4 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deeds to Purchaser.

                 [Remainder of Page Intentionally Left Blank]

      NOW, THEREFORE, the parties hereto have executed this Contract as of the date first set forth above.

                                     SELLER:

                                    Chelsea Place Apartments
                                    CHELSEA PLACE LIMITED PARTNERSHIP, a
                                    Tennessee limited partnership

                                    By:   Davidson Properties, Inc., a
                                          Tennessee corporation, its general
                                          partner


                                          By:s/sPatrick F. Slavin
                                          Name: Patrick F. Slavin
                                          Title:   Senior Vice President


                                    Colony House Apartments
                                    SHELTER PROPERTIES III LIMITED
                                    PARTNERSHIP, a South Carolina limited
                                   partnership

                                    By:   Shelter Realty III Corporation, a
                                          South Carolina corporation, its
                                          corporate general partner


                                          By:./s/Patrick F. Slavin
                                          Name: Patrick F. Slavin
                                          Title:   Senior Vice President

                       (Signatures Continued On Next Page)

                                    Nob Hill Villa Apartments
                                    NOB HILL VILLA APARTMENTS Associates,
                                    L.P., a Tennessee limited partnership

                                    By:   CCP/IV Nob Hill GP, L.L.C., a South
                                          Carolina limited liability company,
                                          its general partner

                                          By:   Consolidated Capital
                                                Properties IV, a California
                                                limited partnership, its sole
                                                member

                                                By:   ConCap Equities, Inc.,
                                                      a Delaware corporation,
                                                      its general partner


                                                      By:/s/Patrick F. Slavin
                                                      Name: Patrick F. Slavin
                                                      Title:   Senior Vice
                                          President

                                   PURCHASER:

                                    DAMA REALTY INVESTORS, LLC, a New York
                                    limited liability company


                                    By:  /s/W. Kirby Davis, Jr.
                                    Name:  W. Kirby Davis, Jr.
                                     Title:

                           ESCROW AGENT SIGNATURE PAGE

      The undersigned executes the Contract to which this signature page is attached for the purpose of agreeing to the provisions of Section 2.3 of the Contract, and hereby establishes August 18, 2004 as the date of opening of escrow and designates 04-194105 as the escrow number assigned to this escrow.

                                    ESCROW AGENT:

                                    FIDELITY NATIONAL TITLE INSURANCE
                                    COMPANY, a Texas insurance company


                                    By:   /s/Lolly Avant
                                    Name: Lolly Avant
                                    Title:Vice President, Manager

                             BROKER SIGNATURE PAGE

      The undersigned Broker hereby executes this Broker Signature Page solely to confirm the following: (a) Broker represents only Sellers in the transaction described in the Contract to which this signature page is attached, (b) Broker acknowledges that the only compensation due to Broker in connection with the Closing of the transaction described in the Contract to which this signature page is attached is as set forth in a separate agreement between Sellers and Broker at the Closing, and (c) Broker represents and warrants to Sellers that Broker and its affiliates have not and will not receive any compensation (cash or otherwise) from or on behalf of Purchaser or any affiliate thereof in connection with the transaction, and do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3 of the Contract, acquires any Property at the Closing) nor has Purchaser granted (as of the Effective Date or the Closing Date) Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser.

                                     BROKER:

                                    CB RICHARD ELLIS, a Delaware corporation


                                    By: /s/Sam Cunningham
                                    Name: Sam Cunningham
                                    Title: Executive Vice President

                                                                  Exhibit 10.106

                             ASSIGNMENT OF CONTRACT

      THIS ASSIGNMENT, dated as of September 30, 2004, from DAMA REALTY INVESTORS, LLC, a New York limited liability company with an address for the transaction of business c/o First Management Services, Inc., 333 Union Street, Suite 400, Nashville, Tennessee 37201 (referred to herein as the "Assignor") to
(i) MURFREESBORO CP APARTMENTS G.P., a Tennessee general partnership having an address for the transaction for business c/o First Management Services, Inc., 333 Union Street, Suite 400, Nashville, Tennessee 37201, an undivided one-half tenant in common ownership interest ("Murfreesboro CP") and CHELSEA PLACE GENERAL PARTNERSHIP, a Tennessee general partnership having an address for the transaction for business c/o Tri City Rentals, 255 Washington Avenue Extension, Albany, New York 12205, an undivided one-half tenant in common ownership interest ("Chelsea"), in and to its right to acquire the Chelsea Place Apartments, Murfreesboro, Tennessee (the "Chelsea Place Property") (Murfreesboro CP and Chelsea are collectively referred to herein as the "Chelsea Place Parties"), (ii) MURFREESBORO CH APARTMENTS G.P., a Tennessee general partnership having an address for the transaction for business c/o First Management Services, Inc., 333 Union Street, Suite 400, Nashville, Tennessee 37201, an undivided one-half tenant in common ownership interest ("Murfreesboro CH") and COLONY HOUSE GENERAL PARTNERSHIP, a Tennessee general partnership having an address for the transaction for business c/o Tri City Rentals, 255 Washington Avenue Extension, Albany, New York 12205, an undivided one-half tenant in common ownership interest ("Colony"), in and to its right to acquire the Colony House Apartments, Murfreesboro, Tennessee (the "Colony House Property") (Murfreesboro CH and Colony are collectively referred to herein as the "Colony House Parties"), and (iii) NASHVILLE NH APARTMENTS G.P., a Tennessee general partnership having an address for the transaction of business c/o First Management Services, Inc., 333 Union Street, Suite 400, Nashville, Tennessee 37201, an undivided one-half tenant in common ownership interest ("Nashville NH") and NOB HILL GENERAL PARTNERSHIP, a Tennessee general partnership having an address for the transaction for business c/o Tri City Rentals, 255 Washington Avenue Extension, Albany, New York 12205, an undivided one-half tenant in common ownership interest ("Nob Hill"), in and to its right to acquire Nob Hill Apartments, Nashville, Tennessee (the "Nob Hill Property) (Nashville NH and Nob Hill are collectively referred to herein as the "Nob Hill Parties")(collectively, the Chelsea Place Parties, the Colony House Parties, and the Nob Hill Parties are referred to herein as the "Assignee").

                                   WITNESSETH:

      WHEREAS, pursuant to that certain Purchase and Sale Agreement dated August 18, 2004 (the "Agreement") by and between the Assignor and Chelsea Place Limited Partnership, Shelter Properties III Limited Partnership and Nob Hill Villa Apartments Associates, L.P. (collectively, the "Sellers") with respect to the Chelsea Place Property, the Colony House Property and the Nob Hill Property (collectively, the "Properties"), Sellers agreed to sell and Assignor agreed to purchase the Properties; and

      NOW, THEREFORE, in consideration of One Dollar ($1.00) and other goods and valuable consideration, the receipt of which is hereby acknowledged by Assignor and Assignee, it is agreed as follows:

1.    Transfer of Rights.  The Assignor does hereby sell, assign, and transfer to (i) Chelsea Place Parties, all the rights of the Assignor with respect to the Chelsea Place Property and delegates to the Chelsea Place Parties all of the duties of the Assignor with respect to the Chelsea Place Property under the Agreement,
            (ii) Colony House Parties, all the rights of the assignor with respect to the Colony House Property and delegates to the Colony House Parties all of the duties of the Assignor with respect to the Colony House Property under the Agreement, and (iii) Nob Hill Parties, all the rights of the assignor with respect to the Nob Hill Property and delegates to the Nob Hill Parties all of the duties of the Assignor with respect to the Nob Hill Property under the Agreement.

2.          Assignor's   Representation.   The  Assignor   represents  that  the
            Agreement is a valid and binding agreement in all respects, is assignable, that Assignor's duties thereunder are delegable, and that this assignment and delegation is a valid exercise of the rights of the Assignor.

3.    Assignee's Assumption of Obligations.  By signing and consenting to this Assignment, (i) Chelsea Place Parties represents that it assumes, and agrees to perform, all of the obligations of the Assignor with respect to the Chelsea Place Property under the Agreement, (ii) Colony House Parties represents that it assumes, and agrees to perform, all of the obligations of the Assignor with respect to the Colony House Property under the Agreement, and (iii) Nob Hill Parties represents that it assumes, and agrees to perform, all of the obligations of the Assignor with respect to the Nob Hill Property under the Agreement

                      [Nothing Further Contained on this Page]

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first written above.

                              ASSIGNOR:

                              DAMA REALTY INVESTORS, LLC


                              By:  /s/W.Kirby Davis,Jr. Authorized
                                   Representative

                              ASSIGNEE:

                              MURFREESBORO CP APARTMENTS G.P.


                              By: /s/W. Kirby Davis, Jr.
                                    W.Kirby Davis, Jr., Authorized
                                    Representative

                              CHELSEA PLACE GENERAL PARTNERSHIP

                              By: /s/Norman Massry
                                   Norman Massry, Authorized Representative

                              MURFREESBORO CH APARTMENTS G.P.


                              By: /s/W. Kirby Davis, Jr.
                                   W. Kirby Davis, Jr. Authorized
                                   Representative

                              COLONY HOUSE GENERAL PARTNERSHIP


                              By: /s/Norman Massry
                                   Norman Massry, Authorized Representative

                              NASHVILLE NH APARTMENTS G.P.


                              By:/s/W. Kirby Davis, Jr. W. Kirby  Davis,  Jr.
                                   Authorized Representative

                              NOB HILL GENERAL PARTNERSHIP


                              By: /s/Norman Massry
                                   Norman Massry, Authorized Representative